UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Sun Communities, Inc.

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NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS
April 6, 2020

Dear Fellow Stockholders:
The Board of Directors of Sun Communities, Inc. (“Company,” “us,” “we,” and “our”) cordially invites you to attend the 2020 Annual Meeting of Stockholders (the “Annual Meeting”). Due to the public health impact of the coronavirus (COVID-19) pandemic, to comply with government directives and support the health and well-being of our stockholders, the Annual Meeting will be conducted in a virtual meeting only format on Friday, May 22, 2020, at 2:00 p.m. EDT. Stockholders will be able to listen, vote, and submit questions from their home or any remote location with Internet connectivity. Information on how to participate in this year’s virtual meeting can be found on page 70.

How to Attend the Annual Meeting

Date and Time	Location	Record Date
Online Friday, May 22, 2020, 2:00 p.m. EDT	Stockholders may only participate online by logging in at www.virtualshareholdermeeting.com/SUI2020	Close of business March 23, 2020
Items of Business
At the Annual Meeting, you will be asked to:
1.Elect seven directors to serve until our 2021 annual meeting of stockholders or until their successors shall have been duly elected and qualified;
2.Conduct a non-binding advisory vote on executive compensation;
3.Ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for 2020; and
4.Consider any other business properly brought before the Annual Meeting.
Who Can Vote
If you were a holder of record of the Company's common stock at the close of business on March 23, 2020 (the “Record Date”), you are entitled to notice of, and to vote at, the Annual Meeting or any adjournments.

How to Cast Your Vote
YOUR VOTE IS IMPORTANT TO US. Please vote as promptly as possible.

Internet	Call	Mail
Before the Annual Meeting - www.proxyvote.com During the Annual Meeting - www.virtualshareholdermeeting.com/SUI2020	(800) 690-6903	Mail your proxy card or voter instruction form

Thank you for your interest in Sun Communities, Inc.

By Order of the Board of Directors

Karen J. Dearing, Secretary

This Proxy Statement and our Annual Report to stockholders for the year ended December 31, 2019, are available at www.proxyvote.com.

		Table of Contents

PROXY STATEMENT SUMMARY	1		PROPOSAL NO. 3 - Ratification of Selection of Grant Thornton LLP
			Summary	64
PROPOSAL NO. 1 - Election of Directors			Report of the Audit Committee	65
Summary	8		Fees Paid to Independent Registered Public Accounting Firm	66
Overview of Your Board Nominees	8
Diversity of Skills, Qualifications, and Experience	9		STOCKHOLDER PROPOSALS
Director Biographical Summary	10		Proposals for the 2021 Annual Meeting	68
Certain Proceedings	13
Consideration of Director Nominees	13		GENERAL INFORMATION
Director Compensation	14		About the Annual Meeting	70
			Other Matters	74
CORPORATE GOVERNANCE
Board of Directors	19		APPENDIX A
Board's Role in Risk Oversight	19		Non-GAAP Financial Measures	75
Committees of the Board of Directors	20
Board Leadership Structure and Independence of Non-Employee Directors	24
Compensation Committee Interlocks and Insider Participation	24
Stakeholder Outreach and Engagement	25
Communications with the Board	26
Certain Relationships and Related Party Transactions	26
Corporate Sustainability	27

SECURITY OWNERSHIP INFORMATION
Security Ownership of Certain Beneficial Owners	30
Security Ownership of Directors and Executive Officers	30

PROPOSAL NO. 2 - Advisory Vote to Approve Named Executive Officer Compensation
Summary	32

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis	34
Compensation Committee Report	56

INFORMATION ABOUT EXECUTIVE OFFICERS
Executive Officers Biographies	58
Employment Agreements	59
Change of Control and Severance Payments	61
Tax and Accounting Implications	62

Glossary
Board - Sun Communities, Inc. Board of Directors		NEO - Named Executive Officers identified in this Proxy Statement
CDC - Centers for Disease Control and Prevention		NOI - Net Operating Income
CNOI - Controllable Net Operating Income		NYSE - New York Stock Exchange
Core FFO - Core Funds From Operations		OP Unit - Unit representing an ownership interest in the Operating Partnership
EBITDA - Earnings Before Interest, Taxes, Depreciation and Amortization		Operating Partnership - Sun Communities Operating Limited Partnership
EDT - Eastern Daylight Time		Recurring EBITDA - Recurring Earnings Before Interest, Taxes, Depreciation and Amortization
ERM - Enterprise Risk Management		REIT - Real Estate Investment Trust
ESG - Environmental, Social and Governance		RPS - Revenue Producing Site
Exchange Act - Securities Exchange Act of 1934		RV - Recreational Vehicle
FFO - Funds From Operations		Same Community NOI - Same Community Net Operating Income
GAAP - United States Generally Accepted Accounting Principles		SEC - Securities and Exchange Commission
MH - Manufactured Housing		SHS - Sun Home Services, Inc.
MH Finance Committee - Manufactured Housing Finance Committee of the Board		TSR - Total Shareholder Return
NAREIT - National Association of Real Estate Investment Trusts		WHO - World Health Organization
NCG Committee - Nominating and Corporate Governance Committee of the Board

SUN COMMUNITIES, INC.
PROXY STATEMENT
Introduction

This Proxy Statement contains information related to the 2020 Annual Meeting of Stockholders (the "Annual Meeting") of Sun Communities, Inc. ("Company," "us," "we," and "our"). Due to the public health impact of the coronavirus (COVID-19) pandemic, to comply with government directives and support the health and well-being of our stockholders, the Annual Meeting will be conducted in a virtual meeting only format on Friday, May 22, 2020, at 2:00 p.m. EDT. Stockholders will be able to listen, vote, and submit questions from their home or any remote location with Internet connectivity by logging in at www.virtualshareholdermeeting.com/SUI2020. Information on how to participate in this year’s meeting can be found on page 70.

On or about April 6, 2020 we began mailing a notice containing instructions on how to access these proxy materials to all stockholders of record at the close of business on March 23, 2020 (the "Record Date").

Proxy Statement Summary

Sun Communities, Inc., a Maryland corporation, and all wholly-owned or majority-owned and controlled subsidiaries, including Sun Communities Operating Limited Partnership, a Michigan limited partnership (the “Operating Partnership”) and Sun Home Services, Inc., a Michigan corporation are referred to herein as the “Company,” “us,” “we,” and “our”. We are a self-administered and self-managed REIT.

This summary highlights information contained elsewhere in the Proxy Statement. It does not contain all the information that you should consider. Please read the entire Proxy Statement carefully before voting.

We utilize Core FFO, Same Community NOI, and Recurring EBITDA as supplemental measures of performance. These measures are further defined and reconciled to the most directly comparable measures under GAAP in the Non-GAAP Financial Measures set forth in Appendix A.

About Our Annual Meeting

We provide answers to many questions about our Annual Meeting, including how to vote your shares, in our General Information section beginning on page 70 of this Proxy Statement.

Agenda and Voting Recommendations

Proposals		Board Recommendation	Page
1	Election of seven directors	FOR	8
2	Non-binding advisory vote on executive compensation	FOR	32
3	Ratification of selection of Grant Thornton LLP	FOR	64

Key Financial Highlights

During 2019, we continued our track record of delivering industry-leading results for our stockholders. We generated Same Community NOI growth of 7.3 percent, added nearly 2,700 RPS, and delivered annual Core FFO per share growth of 7.4 percent. Our total portfolio achieved a 96.4 percent occupancy level as of December 31, 2019, with our MH portfolio finishing the year at a 95.5 percent occupancy level.

We had a very active and successful year of sourcing and acquiring operating communities. In 2019, we invested in 47 operating properties valued at $815 million, which added over 10,300 sites to our portfolio. Approximately 80 percent of our operating asset acquisitions in 2019 were MH communities, with the balance comprised of RV resorts. We continued to actively pursue attractive acquisition opportunities of MH and RV properties, covering both age-restricted and all age communities.

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During 2019, we continued our 10-year trend of outperforming many of the leading real estate and market indices. Highlights of our performance include:

(1) Source: KeyBanc "The Leaderboard" publication.
(2) Source: S&P Global as of December 31, 2019.
(3) Source: Citi Investment Research, December 2019.
As a reflection of our performance and our ability to generate industry-leading results, we have continually raised our dividend each year since 2016. Concurrently, our stock price has increased on average 22.5 percent per year over the five years ended December 31, 2019, delivering industry leading value to our stockholders as our Core FFO has grown on average 7.9 percent over the same five years.

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Director Nominee Highlights

	Meghan G. Baivier	Stephanie W. Bergeron	Brian M. Hermelin	Ronald A. Klein	Clunet R. Lewis	Gary A. Shiffman	Arthur A. Weiss
Independent Director	☑	☑	☑	☑	☑
Age	40	66	54	62	73	65	71
Director Since	2017	2007	2014	2015	1993	1993	1996
Audit Committee	☑	Chair	☑		☑
Compensation Committee			Chair	☑	☑
NCG Committee	Chair	☑		☑
Executive Committee				☑		☑	☑
MH Finance Committee				Chair			☑

Our Board has a variety and the depth of knowledge, judgment, and experience necessary to provide effective oversight and vision. We continue to assess the composition of our Board to align our strategies and ensure a robust and diverse set of skills and experiences among Board members. Our current director diversity and experience and change in director tenure, are shown below:

Director Diversity and Experience
29%
29%
43%
71%
71%
86%
100%
100%
100%
100%
100%
Female
Property Operations
Legal/Regulatory
Marketing/Investor Relations
Corporate Governance
Capital Markets
Board Experience
Real Estate Experience
Mergers and Acquisitions
Financial Expertise
Executive Leadership and Talent Development

Director Tenure	2019	2014
10 or more years	57%	71%
0-9 years	43%	29%

Additional details about each of the director nominees can be found beginning on page 8.

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Executive Compensation Highlights

Philosophy and Objectives

Our executive officer compensation program supports our commitment to provide superior stockholder value. This program is designed to:

} Attract, retain, and reward executives who have the motivation, experience and skills necessary to lead us effectively and encourage them to make career commitments to us;
} Base executive compensation levels on our overall financial and operational performance and the individual contribution of an executive officer to our success;
} Create a link between the performance of our stock and executive compensation; and
} Position executive compensation levels to be competitive with other similarly situated public companies, especially those in the real estate industry.

Compensation Best Practices

	What We Do		What We Don't Do
☑	Pay for Performance: Majority of pay is performance based and not guaranteed.	☒	No Hedging: Directors and executive officers are prohibited from hedging their ownership of stock.
☑	Clawback Policy: We maintain a clawback policy that provides for recovery of incentive compensation in the event of a financial restatement due to material non-compliance with federal securities law.	☒
No Excise Tax Gross Ups: The Company will not enter into any new agreements, or materially amend any existing employment agreements with its executives that provide excise tax gross-ups in the event of a change of control of the Company.

☑	Stock Ownership Guidelines: Executives must comply with stock ownership requirements (6x multiple of salary for CEO).
☑	Annual Compensation Risk Review: Annually assess risk in compensation programs.
☑	Challenging Performance Objectives: Set challenging performance objectives for annual incentives.
☑
Double Trigger Change of Control Agreements: An executive is entitled to severance only if, within a specified period following the change of control, he or she is terminated without cause or for good reason, or the successor Company does not expressly assume his or her employment agreement.

☑
Use of Independent Consultant: The Compensation Committee has retained an independent compensation consultant that performs no other consulting services for the Company and has no conflicts of interest.

Additional details about each of our executive officers can be found on page 58.

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2019 Executive Compensation Summary

Executive Officer	Salary	Non-equity Incentive	Stock Awards	All Other Compensation	2019 Total
Gary A. Shiffman	$691,837	$1,383,675	$5,889,480	$4,273	$7,969,265
John B. McLaren	$525,000	$1,010,625	$2,453,950	$—	$3,989,575
Karen J. Dearing	$425,000	$850,000	$2,453,950	$6,647	$3,735,597
Jonathan M. Colman	$75,000	$281,445	$—	$3,794	$360,239
For detailed information regarding 2019 executive compensation, refer to the Summary Compensation Table section beginning on page 51.

}	Executive officer base salaries are the same for the fifth year in a row.
}	Annual incentive awards are measured with an increased emphasis on specific quantifiable goals and reduced weighting of the individual and discretionary components.
}	The long-term incentive award program does not include performance goals that overlap with the annual incentive award program and measures performance solely based on relative TSR over a multi-year period (with an absolute TSR modifier).
Refer to the Compensation Discussion and Analysis section beginning on page 34 for additional information regarding our executive officer compensation program.

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Environmental, Social, and Governance Highlights

Environmental and Social Highlights and Achievements

Retrofitted 100 percent of our communities with LED lighting.	Launched due diligence process for a solar energy pilot program at 19 communities in California. Install of all 19 locations to be completed by summer 2021.	Replaced water meters at over 30 communities with real-time automatic meter reading system to proactively monitor and identify leaks.	Team members throughout the organization volunteered a total of 2,700+ hours. 100 percent of regular team members received safety training in 2019.

Awards and Recognition

In recognition of our commitment to creating a culture that values our team members while achieving significant financial growth, for the fourth consecutive year, we were named as one of Michigan's fastest growing companies in Crain’s Fast 50, and for the ninth consecutive year, we were named a Detroit Free Press Top Place to work.

Governance and Operational Highlights

Board composition is 29 percent female, exceeding the 2019 average of 20 percent for publicly traded REITs, and 26 percent for S&P 500 companies.
◦All communities are inspected every 6 to 8 weeks to ensure that we’re meeting operational and safety standards.
◦Comprehensive safety inspections of our communities are completed annually.
◦Third-party inspections are conducted on approximately 30 communities annually.

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At Sun we adhere to the Golden Rule
Treat others the way you want to be treated!

Commitment: We are committed to being the best in the industry. We work hard to keep team members motivated and rewarded. Committed team members are part of our recipe for continued success and growth.

Intensity: The work environment at Sun Communities is intense and full of positive energy. We work hard to increase the confidence and determination of our team members so they’re prepared to meet the day-to-day challenges of the job.

Empowerment: We provide the skills, resources, opportunities, and motivation for team members to succeed in their careers.
Accountability: Every team member, no matter what role they hold, is equally responsible for contributing to the success of our company.
Service: We have built our culture around a simple service philosophy: at Sun we adhere to the Golden Rule. Treat others the way you want to be treated.

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PROPOSAL NO. 1- ELECTION OF DIRECTORS

SUMMARY
What Am I Voting On?

At the Annual Meeting, seven directors will be elected. The NCG Committee evaluated each nominee in accordance with the committee's charter and our Corporate Governance Guidelines and submitted the nominees to the full Board for approval. All of the nominees were elected to the Board at the 2019 annual meeting. Each of the directors has served continuously from the date of his or her election to the present time.

The term of each of our directors expires at the Annual Meeting, or when his or her successor is duly elected and qualified or upon his or her earlier resignation or removal. Each director elected at the Annual Meeting will serve for a term commencing on the date of the Annual Meeting and continuing until our 2021 annual meeting of stockholders or until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.

In the absence of directions to the contrary, proxies will be voted in favor of the election of the seven nominees named below.

Vote Required
A majority of the votes cast at the Annual Meeting is required for the election of each director. Abstentions will not be counted in determining which nominees received a majority of votes cast since abstentions do not represent votes cast for or against a candidate. Brokers are not empowered to vote on the election of directors without instruction from the beneficial owner of the shares and thus broker non-votes likely will result. Because broker non-votes are not considered votes cast for or against a candidate, they will not be counted in determining which nominees receive a majority of votes cast. Although we know of no reason why any nominee would not be able to serve, if any nominee should become unavailable for election, the persons named as proxies will vote your shares of common stock to approve the election of any substitute nominee proposed by the Board.

Board Recommendation: FOR
The Board unanimously recommends that you vote "FOR" each of the seven nominees named below:

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Diversity of Skills, Qualifications, and Experience

The following chart lists the attributes of each director, as determined by the NCG Committee:

Skills and Qualification	Shiffman	Lewis	Baivier	Bergeron	Hermelin	Klein	Weiss
Board Experience	✓	✓	✓	✓	✓	✓	✓
Real Estate Industry	✓	✓	✓	✓	✓	✓	✓
Mergers and Acquisitions	✓	✓	✓	✓	✓	✓	✓
Property Operations	✓		✓
Financial Expertise	✓	✓	✓	✓	✓	✓	✓
Legal / Regulatory		✓				✓	✓
Capital Markets	✓	✓	✓	✓	✓	✓
Marketing / Investor Relations	✓		✓	✓	✓	✓
Executive Leadership and Talent Development	✓	✓	✓	✓	✓	✓	✓
Corporate Governance	✓	✓	✓	✓		✓

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Director Biographical Summary

The following are biographical summaries of the individuals nominated for election at the Annual Meeting:

Gary A. Shiffman
Chairman, Chief Executive Officer and Director, Sun Communities, Inc.
65 years old
Director since: 1993
Committee Executive
Directorship Experience
Executive officer and director of SHS
Qualifications, Attributes, Skills and Experience
▶ Actively involved in the management, acquisition, rezoning, expansion, marketing, construction and development of MH communities and RV resorts for over thirty years
▶ Extensive network of industry relationships developed over the past thirty years
▶ Significant direct holdings through family-related interests in various real estate asset classes (office, multi-family, industrial, residential and retail)

Clunet R. Lewis
Lead Independent Director, Sun Communities, Inc. Retired Chairman & Chief Executive Officer, CRL Enterprise, Inc.
73 years old
Director since: 1993
Committees Audit, Compensation
Directorship Experience
▶ Chaired Special Committees of our Independent Directors formed to review and evaluate corporate structure strategies
▶ Board Member, General Counsel, Chief Financial Officer, President, and Managing Director of other public and private companies
Qualifications, Attributes, Skills and Experience
▶ Retired commercial lawyer specializing in mergers and acquisitions, debt financings, issuances of equity and debt securities, and corporate governance and control issues

Meghan G. Baivier
Director, Sun Communities, Inc. Executive Vice President, Chief Financial Officer and Chief Operating Officer of Easterly Government Properties, Inc.
40 years old
Director since: 2017
Committees NCG Chair, Audit
Directorship Experience Sun Communities, Inc.
Qualifications, Attributes, Skills and Experience
▶ Financial advisory and capital markets transaction experience as former Vice President of Citigroup's Real Estate and Lodging Investment Banking group
▶ Former Equity Research Associate with Chilton Investment Company and High Yield Research Associate at Fidelity Management
▶ MBA from Columbia Business School, awarded the prestigious Feldberg Fellowship and BA from Wellesley College

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Stephanie W. Bergeron, CPA, CGMA
Director, Sun Communities, Inc. President and Chief Executive Officer of Bluepoint Partners, LLC
66 years old
Director since: 2007
Committees Audit Chair, NCG
Directorship Experience
▶	Serves on Henry Ford Health System Board of Trustees as chair of the Finance and Planning Committee and a member of the Audit and Strategic Planning Committees
▶	Served on Audit Committees of several publicly traded companies (including as chair) and a number of not for profit organizations
Qualifications, Attributes, Skills and Experience
▶	Financial consulting, accounting, treasury, investor relations and tax matters experience
▶	Former President and Chief Executive Officer of Walsh College and named President Emerita
▶	Former Senior Vice President - Corporate Financial Operations of The Goodyear Tire & Rubber Company
▶	Former Vice President and Assistant Treasurer of DaimlerChrysler Corporation
▶	Named one of Crain’s Detroit Business' “Most Influential Women” in 1997 and in 2007

Brian M. Hermelin
Director, Sun Communities, Inc. Co-founder and Managing Partner of Rockbridge Growth Equity LLC Co-founder and General Partner of Detroit Venture Partners, LLC
54 years old
Director since: 2014
Committees Compensation Chair, Audit
Directorship Experience
▶ Chair of the Audit Committee of Jack Ohio LLC
▶ Former Chairman of Active Aero Group/USA Jet Airlines Inc.
Qualifications, Attributes, Skills and Experience
▶ Private equity and venture capital experience focusing on companies in the business services, financial services, sports, media and entertainment, and consumer direct marketing industries
▶ Former Chief Executive Officer of Active Aero Group/USA Jet Airlines Inc.

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Ronald A. Klein
Director, Sun Communities, Inc. Principal of JK Ventures LLC
62 years old
Director since: 2015
Committees MH Finance Chair, NCG, Compensation and Executive
Directorship Experience
▶ Director of TCF Financial Corporation (Chairman of the NCG Committee, Co-Chairman of the Strategic Initiatives Committee and a member of the Finance, Risk and Technology Committees)
▶ Actively involved with several closely-held companies in the real estate industry and the technology industry and board member of several non-profit organizations
▶ Former Director of Origen Financial, Inc., formerly a publicly traded Mortgage REIT that originated, securitized and serviced manufactured home loans
Qualifications, Attributes, Skills and Experience
▶ Extensive real estate acquisition and development, finance and capital markets experience
▶ Former CEO of Origen Financial, Inc.
▶ Graduate of the University of Michigan Law School

Arthur A. Weiss
Director, Sun Communities, Inc. Attorney and Chairman, Jaffe, Raitt, Heuer & Weiss, Professional Corporation
71 years old
Director since: 1996
Committees Executive, MH Finance
Directorship Experience
▶	Chairman of Jaffe, Raitt, Heuer & Weiss, Professional Corporation
▶	Director of TCF Financial Corporation (Chairman of the Compensation Committee, member of the Credit Administration Committee and TCF Strategic Committee)
▶	Director of several closely held companies in the real estate, steel, technology and banking industries
▶	Director and officer of a number of closely held public and private nonprofit corporations, including the Detroit Symphony Orchestra (executive committee member, treasurer and board member)
▶	Jewish Federation & United Jewish Foundation of Metropolitan Detroit Financial and Best Business Practice Committees member
Qualifications, Attributes, Skills and Experience
▶	Practices law in the areas of business planning, mergers and acquisitions, taxation, estate planning and real estate
▶	MBA in finance and a post graduate LLM degree from New York University in taxation
▶	Previously recognized as one of the nation's Top 100 Attorneys by Worth magazine and has been chosen over the last 10 years as one of the Super Lawyers
▶	Former Adjunct Professor of Law at Wayne State University and the University of Detroit

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In addition to each director’s qualifications, experience and skills outlined above and the minimum Board qualifications set forth below under "Consideration of Director Nominees", our NCG Committee looked for certain attributes in each director and based on these attributes, and the mix of attributes of the other incumbent directors, determined that each director should serve on our Board. The NCG Committee does not require that each director possess all of these attributes but rather that the Board is comprised of directors that, taken together, provide us with a variety and depth of knowledge, judgment and experience necessary to provide effective oversight and vision. These attributes include: (a) significant leadership skills as a chief executive officer and/or relevant board member experience, (b) real estate industry experience, (c) transactional experience, especially within the real estate industry, (d) relevant experience in property operations, (e) financial expertise, and (f) legal or regulatory experience.

Certain Proceedings

To the best of our knowledge, as of the date of this document, there are no material proceedings to which any director is currently a party, or has a material interest, to the Company.

To the best of our knowledge, during the past ten years:
i.there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any director,
ii.no director has been the subject of or a party to any judicial or administrative proceedings relating to an alleged violation of any law or regulation prohibiting mail or wire fraud, or fraud in connection with any business entity, or violations of federal or state securities, commodities, banking or insurance laws and regulations, and
iii.no director has been the subject of or a party to any sanction or order of any self-regulatory organization, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Consideration of Director Nominees

Board Membership Criteria

The Board has established criteria for Board membership. These criteria include the following specific, minimum qualifications that the NCG Committee believes must be met by an NCG Committee-recommended director nominee for a position on the Board:
} the candidate must have experience at a strategic or policy making level in a business, government, non-profit or academic organization of high standing;
} the candidate must be highly accomplished in his or her field, with superior credentials and recognition;
} the candidate must be well regarded in the community and must have a long-term reputation for high ethical and moral standards;
} the candidate must have sufficient time and availability to devote to our affairs, particularly in light of the number of boards on which the candidate may serve; and
} the candidate’s principal business or occupation must not be such as to place the candidate in competition with us or conflict with the discharge of a director’s responsibilities to us or to our stockholders.

In addition to the minimum qualifications for each nominee set forth above, the NCG Committee will recommend director candidates to the full Board for nomination, or present director candidates to the full Board for consideration, to help ensure that:
} a majority of the Board shall be “independent” as defined by the NYSE rules;
} each of its Audit, Compensation, and NCG Committees shall be comprised entirely of independent directors; and
} at least one member of the Audit Committee shall have such experience, education and qualifications necessary to qualify as an “audit committee financial expert” as defined by the rules of the SEC.

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Identifying and Evaluating Nominees

The NCG Committee may solicit recommendations for director nominees from any or all of the following sources: non-management directors, executive officers, third-party search firms or any other source it deems appropriate. The NCG Committee will review and evaluate the qualifications of any proposed director candidate that it is considering or has been recommended to it by a stockholder in compliance with the NCG Committee’s procedures for that purpose, and conduct inquiries it deems appropriate into the background of these proposed director candidates. In evaluating proposed director candidates, the NCG considers the following qualifications that it believes nominees should have:
} proven real estate and/or REIT experience;
} a track record of strong management and leadership capabilities at a successful organization;
} sufficient time to devote to Board responsibilities; and
} independence from the Company and its current directors and employees.
When nominating a sitting director for re-election, the NCG Committee will consider the director’s performance on the Board and the director’s qualifications in respect to the criteria set forth above. Other than circumstances in which we are legally required by contract or otherwise to provide third parties with the ability to nominate directors, the NCG Committee will evaluate all proposed director candidates based on the same criteria and in substantially the same manner, with no regard to the source of the initial recommendation of the proposed director candidate.

Review of Stockholders' Director Nominees

The NCG Committee’s current policy is to review and consider any director candidates who have been recommended by stockholders in compliance with the procedures established from time to time by the NCG Committee. All stockholder recommendations for director candidates must be submitted in writing to our Secretary at Sun Communities, Inc., 27777 Franklin Road, Suite 200, Southfield, MI 48034, who will forward all recommendations to the NCG Committee. All stockholder recommendations for director candidates must include the following information:
} the stockholder’s name, address, number of shares owned, length of period held and proof of ownership;
} the proposed director candidate's name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years.
} a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership as approved by the Board from time to time;
} a description of all arrangements or understandings between the stockholder and the proposed director candidate;
} the proposed director candidate's consent to (1) be named in the proxy statement relating to our annual meeting of stockholders and (2) serve as a director if elected at such annual meeting; and
} any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC.

Director Compensation

Mr. Shiffman, who is our Chairman of the Board and Chief Executive Officer, receives no additional compensation for his service as a director. The discussion below pertains to our non-employee directors.

Compensation Processes

Our Compensation Committee annually assesses the total compensation for non-employee directors relative to the compensation provided by similarly sized REITs and by our peer group. The Compensation Committee benchmarks our director compensation to that of our peers by comparing the aggregate total compensation of all of our non-employee directors to the aggregate total compensation of all of the non-employee directors of each of our peers. We believe the aggregate total compensation of all of our directors is more relevant to the interests of our stockholders than per-director compensation. The aggregate total compensation paid to our non-employee directors is consistent with the total compensation paid to the non-employee directors of our peers.

Beginning in 2016 and continuing through 2019, the Company adopted multi-year plans for non-employee director compensation. Equity incentive compensation under those plans tie more closely than cash compensation to the Company’s

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overall stock performance and the interests of stockholders. The compensation plans increased the number of restricted stock awards issued by 200 shares per year to ensure director compensation was appropriately linked to the Company’s stock performance. In addition, the cash compensation component of director compensation increased by $2,500 per assignment each year. Finally, the Compensation Committee increased the annual cash fees for the Lead Independent Director in 2019 and the MH Finance Committee chair, as discussed below.

In an effort to align the interests of the Board with those of its stockholders, the Company’s directors are subject to a stock ownership guideline policy. Under this policy, as of December 31, 2019, each director was required to own shares of our stock with a value equal to three times his or her annual Board cash retainer (exclusive of committee and Lead Independent Director fees). As of December 31, 2019, the value of average company stock ownership by the Company’s non-employee directors was 69 times the amount of the annual Board cash retainer, and each director was in compliance with the policy, demonstrating that the interests of directors are aligned with the interests of stockholders. In February 2020, the Company amended its guidelines to require directors to own stock with a value equal to eight times the annual Board cash retainer.

As the Company's stock price has increased since 2016, the fair value of the stock awards issued to directors has mirrored that increase. The value of stock awards as a percentage of total director compensation has increased year over year as follows:
} 62 percent of total director compensation in 2016,
} 63 percent of total director compensation in 2018, and
} 68 percent of total director compensation in 2019.

In 2018, the most recent year for which peer data is available, our aggregate director compensation was $2,257,704, or 24.8 percent above the $1,809,222 average aggregate director compensation of our peer group. Our five year total shareholder return ranked in the 96th percentile of our peer group and our aggregate director compensation ranked in the 91st percentile of our peers.

The Company also monitors its total director compensation expense, as a function of various Company metrics, to assure that the total expense is consistent with the Company’s growth and overall stockholder value. The total director compensation expense as compared to the Company’s total market capitalization, at year end, is a relevant factor to stockholder interests. From 2015 to 2019 the total director compensation as a percentage of the Company's total market capitalization declined by 54 percent.

One of the Company’s objectives is to provide affordable housing solutions, regardless of geographic location, to residents within our communities. Ensuring there are adequate lending platforms and financing partners is critical for homeowners to be able to finance their manufactured homes. The MH Finance Committee of the Board plays a key role in providing expertise and a network of resources across the real estate and financial services industries to the Company's management in helping meet this objective. Mr. Klein is the Chair of the MH Finance Committee. For nearly two decades, Mr. Klein was the Chief Executive Officer and a director of Origen Financial, Inc., formerly a publicly traded Mortgage REIT that originated, serviced and securitized manufactured home loans. Mr. Klein, as Chair of the MH Finance Committee, has been instrumental in providing oversight and guidance to management in connection with manufactured housing finance matters. In particular, he has been actively involved in the Company’s manufactured housing finance joint venture, GTSC, LLC. GTSC is in the business of acquiring, holding, financing, securitizing and selling loans secured, directly or indirectly, by manufactured homes located in the Company's communities. Mr. Klein has broad and deep experience in the origination, servicing, sale and securitization of manufactured housing loans, and has valuable insight into the manufactured housing finance industry and capital markets. Mr. Klein meets at least weekly with management to provide guidance, advice and direction to support the Company's manufactured housing finance activities, and is regularly updated as to GTSC’s business, including oversight of negotiations and the structuring of various transactions. The Compensation Committee determined that the retainer fee of $100,000 paid to Mr. Klein as Chair of the MH Finance Committee is appropriate in light of his significant efforts and because he provides knowledge, experience and a skill set that the Company otherwise does not have.

Mr. Lewis’ total director compensation had been the highest compensation for our non-employee directors for several years prior to 2018, due to his service on all standing committees (Audit, Compensation, and NCG), as chair of our Audit Committee, as our Lead Independent Director, and as chair of special committees charged with reviewing corporate structure strategies. For 2020, Mr. Lewis's overall cash compensation is a 20 percent decrease from what he received in 2019, as described below.

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Compensation Committee Adjustments for 2020

For 2020, the Compensation Committee, as part of its review of director compensation, reduced both cash and noncash payments to directors to better align director compensation with that of peers while continuing to appropriately compensate and incentivize directors to maximize stockholder value. These measures for 2020 include:
} Reduction of Lead Independent Director cash compensation by 38 percent from $40,000 to $25,000.
} Reduction of Audit Committee member cash compensation by 41 percent from $42,500 to $25,000 per member.
} Reduction of Audit Committee chair cash compensation by 58 percent from $47,500 to $30,000.
} No Increase in compensation for Compensation Committee, NCG Committee or Executive Committee members.
} Reduction of the number of restricted shares awarded to each director to 1,700 restricted shares in 2020 as compared to 3,000 restricted shares in 2019, a 43 percent decrease.

Positions as chair of two Board committees were rotated effective in the first quarter of 2020, with Ms. Bergeron and Ms. Baivier leading the Audit Committee and NCG Committee, respectively.

Overall cash compensation to the Board for 2020 as compared to 2019 was reduced by 9 percent. The adjustments to both cash and noncash director compensation components in 2020 will result in the total compensation payable to each individual Board member either decreasing or remaining the same as compared with 2019.

In light of the disruption and uncertainty caused by the ongoing coronavirus (COVID-19) pandemic, each of our non-executive directors has agreed to forgo his or her Board and committee compensation for the second quarter of 2020.

2019 Non-Employee Director Compensation Tables

During 2019, we paid non-employee directors the following fees:

Elements Of Compensation	Chair	Member
Board Annual Retainer	$—	$80,000
Audit Committee	$47,500	$42,500
Compensation Committee	$22,500	$17,500
NCG Committee	$22,500	$17,500
Executive Committee	$—	$17,500
MH Finance Committee	$100,000	$17,500
Lead Independent Director	$—	$40,000
Board Restricted stock award (1)	$—	$341,040

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The following table provides compensation information for each non-employee member of the Board for the year ended December 31, 2019.

Directors	Fees Earned Paid in Cash	2019 Restricted Stock Award (1)	Total	Aggregate number of restricted shares outstanding at December 31, 2019
Meghan G. Baivier	$140,000	$341,040	$481,040	7,100
Stephanie W. Bergeron	$140,000	$341,040	$481,040	8,400
Brian M. Hermelin	$145,000	$341,040	$486,040	8,400
Ronald A. Klein	$237,500	$341,040	$578,540	8,400
Clunet R. Lewis	$185,000	$341,040	$526,040	8,400
Arthur A. Weiss	$115,000	$341,040	$456,040	8,400
	$962,500	$2,046,240	$3,008,740	49,100
 (1) The fair value associated with these awards was measured using the closing price of our common stock as of the grant date. Each non-employee director was granted 3,000 shares of restricted stock that will vest on February 14, 2022. For additional information on the valuation assumptions with respect to these grants, refer to Note 11, "Share-Based Compensation," in the Consolidated Financial Statements of our 2019 Annual Report on Form 10-K.

Director Stock Ownership Guidelines

In an effort to align the interests of the Company's management with those of its stockholders, the Company has adopted a policy under which its non-employee directors are subject to equity ownership guidelines. Under these guidelines, each director is required to:
} Own shares of our stock with a value equal to eight times his or her annual cash retainer (exclusive of chair or committee fees).
} Achieve compliance with these guidelines by five years from the later of: (i) February 13, 2020, which was the date these guidelines were last amended, or (ii) the date he or she becomes as director.
} Until he or she complies with the guidelines, or if he or she fails to comply due to a reduction in our stock price, he or she must retain at least 50 percent of all shares of restricted stock as they vest (not including any newly vested shares sold or withheld to pay applicable taxes).

As of March 23, 2020, each of our directors was in compliance with the stock ownership guidelines.

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Governments and businesses are employing stringent measures to slow the spread of the COVID-19 virus. To fulfill our mission of social responsibility, as well as to prioritize the health and well-being of our residents, guests, vendors and team members, we want to share important information about our efforts to help prevent the spread of COVID-19.
Commitment to Cleanliness
•Standards for hygiene and cleanliness are of the utmost importance to us, and we have taken additional steps to further the safety of our residents, guests and team members.
•Our leadership team is continually monitoring and implementing the latest guidelines on cleaning and prevention protocols with frequent communications sent out to all locations within our portfolio.

Health and Safety Protocols
We continue to implement a number of practices based upon guidelines from healthcare authorities and government agencies:

•Real-time monitoring of information related to COVID-19.
•Ongoing training for team members.
•Posting informational content regarding recommended hand washing procedures in restrooms, breakrooms, offices and common areas to increase awareness of these everyday preventive measures.
•Defined cycles and procedures for frequent cleaning and disinfection of high-touch areas.
•Enhanced cleaning and sanitization protocols for vacation rentals, cottages, and cabins.
•Centralized procurement and distribution of EPA-registered disinfectant products to all communities and resorts, as available.
•Adjustment of team schedules and working arrangements, where necessary, to support social distancing practices.

Ongoing Community Operations
In these unprecedented times, we felt it was prudent to make the difficult decision to temporarily reduce access to certain areas within our communities and resorts while encouraging social distancing protocols. The following measures are in effect as of March 31, 2020:

•Our offices are staffed with reduced hours and will not be open for resident/guest interaction except for emergencies.
•We are committed to assisting individuals who are in the process of moving in, renting or purchasing a home, or leasing a site. Our offices are available by appointment to assist individuals through this process.
•Our pools, waterparks, golf courses, stores, and restaurants are closed to avoid the congregation of individuals.
•Other outdoor amenities are available for resident and guests to use at their own discretion. Social distancing protocols as recommended by the CDC should be maintained.
•Our clubhouses, activity/club rooms, and other indoor amenity spaces are closed.

We continue to closely monitor statements from the CDC and WHO regarding COVID-19, and continue following guidelines from these organizations and other local and state government agencies.

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CORPORATE GOVERNANCE

Effective corporate governance is essential for maximizing long-term value creation for our stockholders. Our beliefs have been grounded in a values-based ethically led organization; this foundation continues to guide our decisions and leadership.

Our governance structure is set forth in our Corporate Governance Guidelines and other key governance documents. These guidelines are reviewed at least annually and updated as appropriate in response to evolving best practices, regulatory requirements, feedback from our annual Board evaluations, and recommendations made by our stockholders and proxy advisors, all with the goal of supporting and effectively overseeing our ongoing strategic growth.

The Company is governed by a Board and Committees of the Board that meet throughout the year.

Board of Directors

Our current directors are Meghan G. Baivier, Stephanie W. Bergeron, Brian M. Hermelin, Ronald A. Klein, Clunet R. Lewis, Gary A. Shiffman and Arthur A. Weiss. Under our charter, each of our directors serves for a one-year term or until his or her successor is duly elected and qualified.

The Board is elected by stockholders to oversee and provide guidance on the Company’s business and affairs. It is the ultimate decision-making body of the Company except for those matters reserved for stockholders by law or pursuant to the Company’s governance documents. The Board oversees management’s activities in connection with proper safeguarding of the assets of the Company, maintenance of appropriate financial and other internal controls, compliance with applicable laws and regulations, and proper governance. The Board is committed to sound corporate governance policies and practices that are designed and routinely assessed to enable the Company to operate its business responsibly, with integrity, and to position the Company to compete more effectively, sustain its success, and build long-term stockholder value.

The Board meets quarterly, or more often as necessary. The Board met six times during 2019 and took various actions by written consent. All directors attended at least 75 percent of the meetings of the Board and each committee on which they served. All of our then-serving board members attended the 2019 annual meeting.

Board's Role in Risk Oversight

The Board oversees and implements its risk management function several different ways. Specifically, the Audit Committee directs our risk assessment and ERM policies with the Chief Financial Officer and other senior accounting staff, our internal auditor and our independent accountants in conjunction with its review of our financial statements.

Annually, our senior management and executive management teams identify, consolidate and prioritize risks facing the Company. Risk mitigation activities to prevent, mitigate and monitor key risks are formalized and response activities are planned or being planned in the event a risk event does occur. Key risks analyzed include macroeconomic (e.g., economic conditions or access to capital markets) issues, strategic (e.g., acquisitions or regulatory changes) issues and operational (e.g., succession planning, privacy/identity management, data recovery and cybersecurity) issues. As requested, the Company's ERM committee presents to the full Board, who take an active role in risk oversight. From time to time, the Audit Committee discusses with senior management the Company's risk appetite and strategies, risk culture, and risk-related business processes.

In addition, the Board discusses the general risks facing us, the risk factors disclosed in our annual and periodic reports and our risk management policies with our executive management team from time to time throughout the year. In the event that a specific risk is identified, the Board or the Audit Committee directs management to assess, evaluate and provide remedial recommendations to the Board or the Audit Committee. These efforts have included formalizing the Company's succession planning for executives and key employees, documenting and reviewing emergency preparedness plans to facilitate rapid response to a range of threats, and cyber-security risk mitigation plans.

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Committees of the Board of Directors

Several important functions of the Board may be performed by committees that are comprised of members of the Board. Our bylaws authorize the formation of these committees and grant the Board the authority to prescribe the functions of each committee and the standards for membership of each committee. In addition, the Board appoints the members of each committee. The Board has five standing committees: an Audit Committee, a Compensation Committee, an NCG Committee, an Executive Committee, and a MH Finance Committee.

You may find each of the following documents in the Governance section of our website at:
suncommunities.com/investor-relations/
•Committee Charters	•Corporate Governance Guidelines	•Code of Business Conduct and Ethics
In addition, we will send print copies of any of these documents to any stockholder who requests them.

Audit Committee
Members: Stephanie W. Bergeron (Chair), Meghan G. Baivier, Brian M. Hermelin, and Clunet R. Lewis

All members of the Audit Committee are independent
Meetings held in 2019: 4
Stephanie W. Bergeron, Committee Chair

Key Responsibilities
▶	Has sole authority to appoint, retain, terminate, and determine the compensation of our independent accountants
▶	Reviews with our independent accountants the scope and results of the audit engagement
▶	Approves professional services provided by our independent accountants
▶	Reviews independence of our independent accountants
▶	Directs and controls our internal audit function

Other Information
▶	Operates pursuant to a Sixth Amended and Restated Charter, approved by the Board in June 2019
▶	The Board has determined that all current Committee members are "audit committee financial experts," as defined by SEC rules

During 2019, the Audit Committee members were Mr. Lewis (Chair), Mr. Hermelin, Ms. Bergeron, and Ms. Baivier

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Compensation Committee
Members: Brian M. Hermelin (Chair), Ronald A. Klein, and Clunet R. Lewis

All members of the Compensation Committee are independent
Meetings held in 2019: 2
Brian M. Hermelin, Committee Chair

Key Responsibilities
▶	Consults with executive management in developing a compensation philosophy
▶	Reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer and such other executive officers as may be designated by the Chief Executive Officer, evaluates the performance of such officers in light of such goals and objectives, and determines and approves the compensation of such officers based on these evaluations
▶	Approves the compensation of our other executive officers
▶	Recommends to the Board for approval the compensation of the non-employee directors
▶	Oversees our incentive-compensation plans and equity-based plans
▶	Reviews and approves any employment agreements and severance agreements to be made with any existing or prospective executive officer

Other Information
▶	Operates pursuant to a First Amended and Restated Charter, approved by the Board in March 2016
▶	In addition to formal meetings, during 2019 committee members met frequently on an informal basis and met regularly with management to discuss executive compensation matters.
▶	Took various actions by unanimous written consent in 2019

During 2019, the Compensation Committee members were Mr. Hermelin (Chair), Mr. Klein, and Mr. Lewis

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NCG Committee
Members: Meghan G. Baivier (Chair), Stephanie W. Bergeron, and Ronald A. Klein

All members of the NCG Committee are independent
Meetings held in 2019: 2
Meghan G. Baivier, Committee Chair

Key Responsibilities
▶	Identifies individuals qualified to become Board members, consistent with criteria approved by the Board
▶	Recommends that the Board select the committee-recommended nominees for election at each annual meeting of stockholders
▶	Develops and recommends to the Board a set of corporate governance guidelines
▶	Periodically reviews such guidelines and recommends any changes, and oversees the evaluation of the Board
▶	Considers diversity and skills in identifying nominees for service on our Board
▶	Considers the entirety of the Board and a wide range of economic, social and ethnic backgrounds and does not nominate representational directors from any specific group
▶	Reviews the Company’s ESG strategy, initiatives and policies developed by management, and receives updates from the Company regarding significant ESG activities
▶	Administers the Company’s Code of Business Conduct and Ethics

Other Information
▶	Operates pursuant to a Second Amended and Restated Charter, approved by the Board in February 2020
▶	In addition to formal meetings, during 2019 committee members met frequently on an informal basis, met regularly with management to discuss corporation governance issues and met informally with management to discuss director nomination and committee assignments.

During 2019, the NCG Committee members were Mr. Klein (Chair), Ms. Bergeron, and Ms. Baivier

MH Finance Committee
Members: Ronald A. Klein (Chair) and Arthur A. Weiss

No formal meetings in 2019 (see below)
Ronald A. Klein, Committee Chair

Key Responsibilities
▶	Reviews, considers, and evaluates all potential sources of financing for manufactured homes
▶	Oversees negotiations of the terms and conditions of any such financing, subject to the Board's approval of the definitive agreements
▶	Oversees GTSC, the Company's MH Financing joint venture and the relationship with the joint venture partner
▶	Plays a key role in providing expertise and a network of resources across the real estate and financial services industry

Other Information
▶	Created by the Board in April 2016
▶	Committee did not hold any formal meetings, however, during 2019 committee members (i) met informally on an consistent basis ; (ii) met with management and GTSC joint venture partner on a regular basis to discuss MH financing matters; and (iii) engaged in extensive discussions with third parties regarding various opportunities and potential transactions.

During 2019, the MH Finance Committee members were Mr. Klein (Chair) and Mr. Weiss

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Executive Committee
Members: Gary A. Shiffman, Ronald A. Klein, and Arthur A. Weiss

No formal meetings in 2019 (see below)

Key Responsibilities
▶	Manages our day-to-day business and affairs between regular Board meetings
▶	Has specific authority to approve all acquisitions and/or financings (including refinancings of existing debt) by us or our subsidiaries up to a maximum purchase price or loan amount of $125 million per transaction.
▶	In no event may the Committee, without the prior approval of the Board acting as a whole:
	(i)	Recommend to the stockholders an amendment to our charter
	(ii)	Amend our bylaws
	(iii)	Adopt an agreement of merger or consolidation
	(iv)	Recommend to the stockholders the sale, lease or exchange of all or substantially all of our property and assets
	(v)	Recommend to the stockholders our dissolution or a revocation of a dissolution
	(vi)	Fill vacancies on the Board
	(vii)	Fix compensation of the directors for serving on the Board or on a committee of the Board
	(viii)	Declare distributions or authorize the issuance of our stock
	(ix)	Approve or take any action with respect to any related party transaction involving us
	(x)	Take any other action which is forbidden by our bylaws or charter
▶	All actions taken by the Committee must be promptly reported to the Board as a whole and are subject to ratification, revision and alteration by the Board

Other Information
▶	Operates pursuant to a charter, approved by the Board in January 2014 and amended in February 2015 and July 2015
▶	Committee did not hold any formal meetings, however, various actions were taken by unanimous written consent during 2019 and the committee met informally on a periodic basis.

In 2019, the Executive Committee members were Mr. Shiffman, Mr. Klein, and Mr. Weiss

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Board Leadership Structure and Independence of Non-Employee Directors

The Board and the NCG Committee assess and revise our leadership structure from time to time. The Board does not have a fixed policy regarding the separation of the offices of Chairman and Chief Executive Officer. The Board believes that it should maintain the flexibility to select the Chairman and its Board leadership structure, from time to time, based on the criteria that it deems to be in the best interests of the Company and its stockholders. Gary A. Shiffman currently serves as our Chairman of the Board and Chief Executive Officer. The Board believes that combining the Chairman and Chief Executive Officer positions is the right corporate governance structure for us at this time because it most effectively utilizes Mr. Shiffman's extensive experience and knowledge regarding the Company and the manufactured home industry and provides for the most efficient leadership of our Board and the Company. The Board believes that Mr. Shiffman, rather than an independent director, is in the best position, as Chairman and Chief Executive Officer, to lead Board discussions regarding our business and strategy and to help the Board respond quickly and effectively to the many business challenges affecting the Company. The Board also believes that this structure is preferable because it allows one person to speak for and lead the Company and the Board and that splitting the roles of Chairman and Chief Executive Officer may cause the Company's leadership to be less effective.

Although the Board believes that it is more effective to have one person serve as our Chairman and Chief Executive Officer at this time, it also recognizes the importance of strong independent leadership on the Board. Accordingly, in addition to maintaining a significant majority of independent directors (as described below) and independent Board committees, the Board appoints a Lead Independent Director on an annual basis to serve for a term of one year. Clunet R. Lewis is currently serving as Lead Independent Director. The Lead Independent Director calls and presides at the executive sessions of our independent directors, acts as a liaison between our management team and the Board and is responsible for identifying, analyzing and making recommendations to the Board with respect to certain strategic and extraordinary matters. The Board believes that its Lead Independent Director structure including the duties and responsibilities described above provides the same independent leadership, oversight, and benefits for the Company and the Board that would be provided by an independent Chairman.

The NYSE rules require that a majority of the Board consist of members who are independent. There are different measures of director independence under the NYSE independence rules, under Section 16 of the Exchange Act. The Board has reviewed information about each of our non-employee directors and determined that Meghan G. Baivier, Stephanie W. Bergeron, Brian M. Hermelin, Ronald A. Klein and Clunet R. Lewis are independent directors. The independent directors meet on a regular basis in executive sessions without management participation. In 2019, the executive sessions occurred after many of the regularly scheduled meetings of the entire Board and may occur at such other times as the independent directors deem appropriate or necessary.

Compensation Committee Interlocks and Insider Participation

Messrs. Brian M. Hermelin, Ronald A. Klein and Clunet R. Lewis served as members of the Compensation Committee of our Board during 2019. None of the members of the Compensation Committee has been or will be one of our officers or employees. We do not have any interlocking relationships between our executive officers and the Compensation Committee and the executive officers and compensation committees of any other entities, nor has any such interlocking relationship existed in the past.

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Stakeholder Outreach and Engagement

Sun Communities is committed to engaging stakeholders across our organization and throughout the broader communities in which we operate. Continuous engagement with our stockholders, team members, residents and guests, and local communities is paramount to our success.

Stockholders

We recognize the value of listening to the views of our stockholders, and the relationship with our stockholders is an integral part of our corporate governance practices. In addition to our customary participation at industry and investment community conferences, investor road shows, and analyst meetings, we conduct stockholder outreach throughout the year to ensure that management and the board of directors understand and consider the issues of importance to our stockholders and are able to address them appropriately.

Our continuous engagement with our stockholders through quarterly earnings calls, SEC filings, proxy statements, press releases, investor conferences, and our annual stockholder meeting provides transparency.

We welcome feedback from all stockholders who can contact our investor relation team by:

Internet	Call	Email	Mail
www.suncommunities.com	(248) 208-2500	investorrelations@suncommunities.com	Sun Communities, Inc. Attn: Investor Relations, 27777 Franklin Road, Ste. 200, Southfield, MI 48034

Team Members

We engage, gather feedback from, and communicate with our team members through various channels, including annual team member satisfaction surveys; SunSource, our intranet site; a dedicated Concierge Team; the Sun Idea Box; and one-on-one meetings with leaders. We maintain an anonymous hotline and online portal for team members to report concerns, issues, or violations of our strict code of conduct, company policies, or laws, without fear of retaliation.

Residents and Guests

Resident and guest engagement is always of paramount importance at Sun. We value feedback from our residents and guests to improve our communities, resorts and services offered. We engage with them through community events, one-on-one daily interactions, newsletters, Net Promoter Score surveys and email communications that are designed to keep everyone informed about what’s happening in their communities and resorts.

Local Communities

Community engagement is what helps make Sun Communities so successful. We actively participate in the broader communities in which we operate through our Sun Unity program. Refer to page 67 for more details on our Sun Unity initiatives.

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Communications with the Board

The Board welcomes the feedback from stockholders and other interested parties.

If you wish to communicate with	Write to
Any of the directors of the Board or The Board as a group	Name(s) of Director(s)/Board of Directors of Sun Communities, Inc. c/o Compliance Officer Sun Communities, Inc. 27777 Franklin Road, Suite 200 Southfield, MI 48034
Audit Committee(1)	Chair of the Audit Committee of Sun Communities, Inc c/o Compliance Officer Sun Communities, Inc. 27777 Franklin Road, Suite 200 Southfield, MI 48034
Non-management directors as a group	Non-Management Directors of Sun Communities, Inc. c/o Compliance Officer Sun Communities, Inc. 27777 Franklin Road, Suite 200 Southfield, MI 48034
We recommend that all correspondence be sent via certified U.S. mail, return receipt requested. All correspondence received by the Compliance Officer will be forwarded to the addressee(s) promptly.
(1) You may communicate with Audit Committee to report complaints or concerns regarding accounting, internal accounting controls or auditing matters. You are welcome to make any such report anonymously but we prefer that you identify yourself so that we may contact you for additional information if necessary or appropriate.

Certain Relationships and Related Party Transactions

Policies and Procedures for Approval of Related Party Transactions

None of our executive officers or directors (or any family member or affiliate of such executive officer or director) may enter into any transaction or arrangement with us that reasonably could be expected to give rise to a conflict of interest without the prior approval of the NCG Committee.

Any such transaction or arrangement must be promptly reported to the NCG Committee or the full Board. Any such disclosure provided by an executive officer or director is reviewed by the NCG Committee and approved or disapproved.

In determining whether to approve such a transaction or arrangement, the NCG Committee takes into account, among other factors, whether the transaction was on terms no less favorable to us than terms generally available to third parties and the extent of the executive officer’s or director’s involvement in such transaction or arrangement.

The current policy was adopted and approved in 2004. All related party transactions disclosed below were approved by the NCG Committee, which determined that each such transaction was in the best interests of the Company and included pricing and other terms that are fair to the Company. Except for the Company’s use of the airplane described below, which the NCG Committee ratified after such use, the NCG Committee provided prior approval of all such transactions in accordance with the Company’s policy.

Related Party Transactions

Lease of Executive Offices. Gary A. Shiffman, together with certain of his family members, indirectly owns an equity interest of approximately 28.1 percent in American Center LLC, the entity from which we lease office space for our principal executive offices. Each of Brian M. Hermelin, Ronald A. Klein and Arthur A. Weiss indirectly owns a less than one percent interest in American Center LLC. Mr. Shiffman is our Chief Executive Officer and Chairman of the Board. Each of Mr. Hermelin, Mr. Klein and Mr. Weiss is a director of the Company. Under this agreement, we lease approximately 103,100 rentable square feet of permanent space. The initial term of the lease is until October 31, 2026, and the average gross base rent is $18.95 per square foot until October 31, 2020 with graduated rental increases thereafter. Each of Mr. Shiffman, Mr. Hermelin, Mr. Klein and Mr. Weiss may have a conflict of interest with respect to his obligations as our officer and/or director and his ownership interest in American Center LLC.

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Use of Airplane. Gary A. Shiffman is the beneficial owner of an airplane that we use from time to time for business purposes. During the year ended December 31, 2019, we paid $0.4 million for the use of the airplane. Mr. Shiffman may have a conflict of interest with respect to his obligations as our officer and director and his ownership interest in the airplane.

Telephone Services. Brian M. Hermelin is a principal and a beneficial owner of an entity that installs and maintains emergency telephone systems at our Properties. During the year ended December 31, 2019, we paid $0.2 million for these services. Mr. Hermelin may have a conflict of interest with respect to his obligations as our director and his position with and ownership interest in the provider of these services.

Legal Counsel. During 2017-2019, Jaffe, Raitt, Heuer, & Weiss, Professional Corporation acted as our general counsel and represented us in various matters. Arthur A. Weiss is the Chairman of the Board of Directors and a shareholder of such firm. We incurred legal fees and expenses owed to Jaffe, Raitt, Heuer, & Weiss of approximately $11.1 million, $7.1 million and $5.0 million in the years ended December 31, 2019, 2018 and 2017, respectively.

Tax Consequences Upon Sale of Properties. Gary A. Shiffman holds limited partnership interests in the Operating Partnership which were received in connection with the contribution of properties from partnerships previously affiliated with him. Prior to any redemption of these limited partnership interests for our common stock, Mr. Shiffman will have tax consequences different from those on us and our public stockholders upon the sale of any of these partnerships. Therefore, we and Mr. Shiffman may have different objectives regarding the appropriate pricing and timing of any sale of those properties.

Corporate Sustainability

We believe that commitment to environmental and social stewardship is paramount to creating value for our stockholders, residents and guests, team members and the communities in which we live and serve.

In 2019, we prepared a report describing our progress and initiatives regarding sustainability and other ESG matters. For the most recent information regarding our ESG initiatives and related matters, please visit the “ESG” section of our corporate website at www.suncommunities.com/investor-relations/.

Environmental
We are focused on effectively managing our resource consumption and environmental impacts. Manufactured homes in our communities are constructed with sustainability in mind:
} We partner with builders who construct manufactured homes in controlled environments that are free from external elements. This, combined with use of exact dimensions and measurements for the construction process, results in minimal energy usage and waste as compared to traditional housing.
} Many of our builders recycle excess materials resulting in less waste sent to landfills. Efficiencies that are gained as a result of this process translate to monetary savings that are passed on to us and ultimately our resident homeowners.
} Heating and cooling systems in manufactured houses can be up to 30 percent more efficient than standard homes, and manufactured houses feature strict insulation requirements and low-E windows. These factors lead to reduced dependency on public utilities for electric and gas services, a cleaner footprint, and added cost savings for our residents, as compared to single family standard homes.
2019 Environmental Initiatives Included:
} Company-wide initiative to retrofit light sources with LED light bulbs.
} As of year-end 2019, 100 percent of our communities were retrofitted and headquarters will be completed in 2020.
} Initiated pilot program to convert 19 communities in California to solar energy in 2020-2021.
} Initiated Smart Thermostat Program under which all amenities at all property locations will be retrofitted in 2020.

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Social
We initiate social responsibility efforts largely through our “Sun Unity” program, where we join together to give back to the communities in which we live and serve. Community is woven into the fabric of what we do. The Sun Unity program focuses on:
Education - we are committed to improving young lives and futures through scholarships, tuition reimbursement and training programs. As examples, during 2019, we provided 42 students with a total of $100,000 in scholarships, donated backpacks and school supplies to underprivileged children in the communities in which we operate and tutored children in Africa by partnering with Tofauti on the Move.

Community Service - we promote a culture of giving back through volunteer services. During 2019, community service efforts included team members leading community enrichment programs, sponsoring families during the holidays by donating food and gifts, providing bags of toiletries to individuals experiencing homelessness, laying wreaths on the graves of veterans, supporting animal shelters, creating cards and collecting toys for hospitalized children and bringing life enrichment opportunities to disadvantaged seniors.

Development and Outreach - we engage in community improvement and development programs that align with Sun’s vision and goals, and are committed to providing opportunities across the locations in which we live and serve.
Health and Wellness - our “SunFit Wellness” program provides access to fitness centers, personal trainers, group exercise classes, healthy living information and opportunities to our team members.
Other 2019 Sun Unity Initiatives Included the Following Efforts:
} Expanded our American Heart Association partnership; began providing hands only CPR training to Sun's community and resort managers who will be able to share those lifesaving skills at no cost to their own team members, residents and guests, with a goal of having all managers trained by the end of 2020.
} Supported the Atlanta Humane Society by gathering the 568 attendees at Sun's biannual conference to craft hundreds of dog blankets for donation along with a financial contribution.
} Partnered with local programs and food providers to ensure a sustainable food supply.
} Sponsored a weekly farm stand in the Main Office offering locally grown fruits and vegetables to all building tenants.
} Supported various causes through our company match program including: breast and prostate cancer research, disaster relief, and military families in need of a free place to stay when loved ones are hospitalized.
} Partnered with Life Remodeled revitalizing a Detroit neighborhood during our Main Office volunteer day.
} Provided financial support to various organizations including: Kids Kicking Cancer, One Warm Coat, and Yoga Moves MS.
} Honored military service team members by presenting them with an annual challenge coin and donating to Homes for our Troops on their behalf.

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Water Reduction
Reducing our consumption of water resources is of paramount importance at Sun Communities.  In order to decrease water usage, we are replacing water meters at all of our 200+ submetered  communities with an autoread “real-time” system. This system proactively monitors usage and identifies leaks.

As an additional water reducing initiative, “smart” sprinkler systems are being tested at four of our  communities in California. We anticipate saving almost 8 million gallons of water annually at these four  communities through this initiative. This system has smart sensors that run independently and reduce water usage. We plan to continue to expand this initiative across our portfolio after this initial test period.

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SECURITY OWNERSHIP INFORMATION
Security Ownership of Certain Beneficial Owners

The following table sets forth the beneficial ownership of our common stock by any stockholder known to us to own more than five percent of the outstanding shares of our common stock as of December 31, 2019.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Outstanding Shares
The Vanguard Group, Inc.(1) 100 Vanguard Blvd. Malvern, PA 19355	13,502,980	14.47%
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10022	7,906,953	8.47%

(1)This information was derived from the Schedule 13G/A for the year ended December 31, 2019, and filed with the SEC on February 11, 2020 by The Vanguard Group, Inc., its capacity as an investment advisor, which states it has sole voting power over 162,295 shares, shared voting power over 112,134 shares, sole dispositive power over 13,332,144 shares, shared dispositive power over 170,836 shares, and an aggregate amount beneficially owned of 13,502,980 shares as of December 31, 2019, which constitutes 14.47 percent of our outstanding common stock as of the Record Date.

(2)This information was derived from the Schedule 13G/A for the year ended December 31, 2019, and filed with the SEC on February 6, 2020 by BlackRock, Inc., in its capacity as a parent holding company or control person, which states it has sole voting power and sole dispositive power over 7,906,953 shares, and an aggregate amount beneficially owned of 7,906,953 shares as of December 31, 2019, which constitutes 8.47 percent of our outstanding common stock as of the Record Date.

Security Ownership of Directors and Executive Officers

The following table sets forth, based upon information available to us, the stockholdings as of the Record Date of: (a) each of our directors; (b) each of our NEOs; and (c) all of our directors and executive officers as a group. Except as otherwise noted, the directors and executive officers, and the directors and executive officers as a group, have sole voting and investment power over the shares listed. The address of all directors and executive officers named below is c/o Sun Communities, Inc., 27777 Franklin Road, Suite 200, Southfield, Michigan 48034.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Outstanding Shares (1)
Gary A. Shiffman	1,944,406	(2)	2.07%
John B. McLaren	159,532		*
Karen J. Dearing	174,592	(3)	*
Jonathan M. Colman	25,112		*
Meghan G. Baivier	8,800		*
Stephanie W. Bergeron	23,500		*
Brian M. Hermelin	17,710	(4)	*
Ronald A. Klein	15,700		*
Clunet R. Lewis	48,800	(5)	*
Arthur A. Weiss	711,748	(6)	*
All directors and executive officers as a group (10 persons) (7)	2,553,343		2.72%
* Less than one percent of the outstanding shares.
(1)In accordance with SEC regulations, the percentage calculations are based on 93,330,059 shares of common stock issued and outstanding as of the Record Date, plus shares which may be issued within 60 days of the Record Date upon the conversion of common OP units issued by the Operating Partnership.

(2)Includes 576,222 shares issuable upon the conversion of common OP units over which Mr. Shiffman has shared voting and investment power. Mr. Shiffman disclaims beneficial ownership of such common OP units and shares, except to the extent of his pecuniary interest therein. Common OP units convertible into 534,428 shares described above are pledged as security for indebtedness.
(3)Includes 13,583 shares over which Ms. Dearing has shared voting and investment power.

(4)Includes 335 shares over which Mr. Hermelin has shared voting and investment power.
(5)Includes 20,000 shares issuable upon the conversion of common OP units over which Mr. Lewis has shared voting and investment power.
(6)Includes: (a) 16,938 shares issuable upon the conversion of common OP units, (b) 335 shares and 576,222 shares issuable upon the conversion of common OP units over which Mr. Weiss has shared voting and investment power, and (c) 87,732 shares held by trusts of which Mr. Weiss is the sole trustee and has sole voting and investment power. Mr. Weiss does not have a pecuniary interest in any of the shares or common OP units described in clauses (b) and (c) above and, accordingly, Mr. Weiss disclaims beneficial ownership of all such shares and common OP units. Common OP units convertible into 534,428 shares described in clause (c) above are pledged as security for indebtedness.

(7)Includes 613,160 shares issuable upon the conversion of common OP units.

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Solar Energy Project	LED Lighting Project
We have launched a project to convert 19 communities in California to produce solar energy between 2020 and 2021. The implementation of this solar initiative is expected to save 15–18 million kilowatt hours per year in these communities. Several communities have installed solar lighting features in clubhouses, on decks, and in other common areas.

Our goal is to continue to roll out solar programs in new ground-up developments and other  areas of our current portfolio.

We continue to convert all of our communities  to LED lighting. As of year-end 2019, 100% of the then owned 422 communities were retrofitted. Once the entire portfolio is retrofitted, we expect to save  between 30 and 40 million kilowatt hours across the portfolio per year.

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PROPOSAL NO. 2 - ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

SUMMARY
What Am I Voting On?

The second proposal to be considered at the Annual Meeting will be a non-binding advisory vote on executive compensation. Section 14A of the Exchange Act requires us to allow stockholders an opportunity to cast a non-binding advisory vote on executive compensation as disclosed in this Proxy Statement. The following proposal, commonly known as a “say on pay” proposal, gives stockholders the opportunity to approve, reject or abstain from voting with respect to our fiscal 2019 executive compensation programs and policies and the compensation paid to our NEOs listed in the Summary Compensation Table below.

“RESOLVED, that the compensation paid to our NEOs, as disclosed pursuant to the SEC’s rules and regulations, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion, is hereby approved on an advisory basis.”

As discussed in the “Compensation Discussion and Analysis” section below, the primary objectives of our executive compensation program are to attract and retain a skilled executive team to manage, lead and direct our personnel and capital to obtain the best possible economic results. The compensation of our executive officers reflects the success of our management team in attaining certain operational goals which leads to the success of the company and serves the best interests of our stockholders.

This proposal allows our stockholders to express their opinions regarding the decisions of the Compensation Committee on the prior year’s annual compensation to the NEOs. Your non-binding advisory vote will serve as an additional tool to guide the Board and the Compensation Committee in continuing to improve the alignment of our executive compensation programs with our interests and the interests of our stockholders, and is consistent with our commitment to high standards of corporate governance.

Vote Required

Advisory approval of this say on pay proposal requires the affirmative vote of holders of a majority of all the votes cast at the Annual Meeting. Abstentions will not be counted as votes cast for the say on pay proposal and do not represent votes cast for or against the advisory approval of the proposal. Brokers are not empowered to vote on the say on pay proposal without instruction from the beneficial owner of the shares and thus broker non-votes likely will result. Since broker non-votes are not considered votes cast on the say on pay proposal, they will not be counted in determining whether the say on pay proposal is approved. Because the vote on this proposal is non-binding and advisory in nature, it will not affect any compensation already paid or awarded to any NEO and will not be binding on or overrule any decisions by the Board; it will not create or imply any additional fiduciary duty on the part of the Board; and it will not restrict or limit the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation. To the extent there is any significant vote against our NEO compensation as disclosed in this Proxy Statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders. The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our NEOs, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

Board Recommendation: FOR
The Board unanimously recommends that you vote “FOR” the executive compensation of our NEOs as disclosed in this Proxy Statement.

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Recycling Programs
We are doing our part with waste-reducing initiatives and recycling programs aimed at minimizing our environmental footprint. We are also working together with our communities and residents to do the same. Recycling programs, in place at many of our communities, provide residents the opportunity to reduce their environmental footprint. Team members at our main office participate in paper reduction and recycling programs, as well as electronic equipment and battery recycling.

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

In this section, we describe our executive compensation philosophy and program that support our strategic objectives and serve the long-term interests of our stockholders. We also discuss how our CEO, CFO, and other NEOs were compensated in 2019, and describe how their compensation fits within our executive compensation philosophy. For the year ended December 31 2019, our NEOs were:

Our NEOs

Gary A. Shiffman Chairman and Chief Executive Officer	John B. McLaren President and Chief Operating Officer	Karen J. Dearing Executive Vice President, Treasurer, Chief Financial Officer, and Secretary	Jonathan M. Colman Executive Vice President

This Compensation Discussion and Analysis is organized as follows:

Table of Contents
1 - Executive Summary	35
2 - Compensation Philosophy and Objectives	39
3 - Elements of Compensation	40
4 - Compensation Processes	40
5 - Advisory Vote on Executive Compensation and Compensation Decisions	42
6 - 2019 Executive Compensation	43
7 - 2020 Executive Compensation Actions	49
8 - Summary Compensation Tables	51
9 - Outstanding Equity Awards at Year-End December 31, 2019	53
10 - CEO Pay Ratio	54
11 - Additional Executive Compensation Policies and Practices	55

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Executive Summary

The goals and objectives of our executive compensation program are to attract and retain a skilled executive team to manage, lead and direct our personnel and capital resources to achieve the best possible economic results, and continue to provide outsized total shareholder returns to our investors. Our executive officers are compensated based on pay for performance and alignment with stockholders' interests. When determining 2019 compensation, the Compensation Committee took into account the level of achievement of certain key financial performance metrics, including but not limited to, TSR, Core FFO, leverage, risk management, and portfolio growth through acquisitions, joint ventures, and development.

During 2019, we continued our track record of delivering industry-leading results for our stockholders. We generated Same Community NOI growth of 7.3 percent, added nearly 2,700 RPS, and delivered annual Core FFO per share growth of 7.4 percent. Our total portfolio achieved a 96.4 percent occupancy level as of December 31, 2019, with our MH portfolio finishing the year at a 95.5 percent occupancy level.

We had a very active and successful year of sourcing and acquiring operating communities. In 2019, we invested in 47 operating properties valued at $815 million, which added over 10,300 sites to our portfolio. Approximately 80 percent of our operating asset acquisitions in 2019 were MH communities, with the balance comprised of RV resorts. We continued to actively pursue attractive acquisition opportunities of MH and RV properties, covering both age-restricted and all age communities.

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During 2019, we continued our 10-year trend of outperforming many of the leading real estate and market indices. Highlights of our performance include:

(1) Source: KeyBanc "The Leaderboard" publication.
(2) Source: S&P Global as of December 31, 2019.
(3) Source: Citi Investment Research, December 2019.

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Total Shareholder Return

We continued our 10-year trend of delivering outstanding performance in 2019 leading us to outperform many of the leading real estate and market indices. We stand out as a leader amongst REITs for delivering TSR results. These TSR results are indicative of our executive team's strategic planning, leadership, execution, and dedication to the Company. The execution of our strategic vision has resulted in prolonged TSR outperformance over time as evidenced in the charts below.
Source: S&P Global as of December 31, 2019

Exceptional Growth

Through a thoughtful and disciplined approach, our leadership team has executed a series of acquisition and capital market transactions which have repositioned and transformed our portfolio and created a strong and flexible balance sheet, while generating significant returns for our stockholders.

In 2011, our executive team began delivering on a strategic plan to utilize our operational expertise to create a best-in-class platform of MH communities and RV resorts with a broader geographic range and re-balancing our all-age and age-restricted holdings. The strategy included increasing our ownership of RV resorts, downsizing our exposure in the Midwest and elevating our presence along the east coast of the United States, as well as advancing west to California and Arizona.

Acquisitions. Since 2011, we have acquired communities valued in excess of $5.6 billion including two transformational portfolio acquisitions completed between 2014 and 2016.

	Number of Acquired
Year Ended December 31,	MH Communities	RV Resorts	Total Sites	Purchase Price (in millions)
2011	19	4	6,971	$176.5
2012	8	6	8,669	$313.7
2013	1	14	5,478	$182.4
2014	33	6	12,304	$744.4
2015	34	4	15,481	$1,142.9
2016	58	53	29,546	$1,769.1
2017	5	4	2,658	$144.7
2018(1)	0	20	4,927	$364.0
2019(2)	36	11	10,390	$815.2
Total	194	122	96,424	$5,652.9

(1) In 2018, we expanded our geographic footprint by establishing a joint venture intending to establish and grow a manufactured housing community development program in Australia.
(2) Our largest transactions in 2019 were the $115 million single asset acquisition of Hacienda Del Rio in Florida and the 31-property Jensen portfolio in eight states valued at approximately $344 million.

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Construction Activities

In 2019 we deployed additional capital through the construction of expansion sites and ground-up development projects.

Ground-up Developments - During the year ended December 31, 2019, we constructed nearly 1,100 sites at four ground-up development communities and one redevelopment located in Colorado, Florida, North Carolina and South Carolina.

Expansions - We have been focused on expansion opportunities adjacent to our existing communities, and we have developed over 4,600 expansion sites within the past three years. We added approximately 1,230 expansion sites at 16 communities in 2019. We continue to expand our properties utilizing our inventory of owned and entitled land, available for development in 84 communities.

Strong and Flexible Balance Sheet

While transforming our portfolio, we are also focused on maintaining a strong and flexible balance sheet. Through a series of capital market activities we have reduced our leverage, improved our coverage ratios and expanded our liquidity as shown below:

	Year Ended December 31,
Metric	2019	2015	2011
Net Debt to Recurring EBITDA	5.5x	6.6x	9.7x
Debt to Enterprise Value	19%	34%	62%
Recurring EBITDA to Interest	4.0x	3.1x	2.4x

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Compensation Best Practices

	What We Do		What We Don't Do
☑	Pay for Performance: Majority of pay is performance based and not guaranteed.	☒	No Hedging: Directors and executive officers are prohibited from hedging their ownership of stock.
☑	Clawback Policy: We maintain a clawback policy that provides for recovery of incentive compensation in the event of a financial restatement due to material non-compliance with federal securities law.	☒
No Excise Tax Gross Ups: The Company will not enter into any new agreements, or materially amend any existing employment agreements with its executives that provide excise tax gross-ups in the event of a change of control of the Company.

☑	Stock Ownership Guidelines: Executives must comply with stock ownership requirements (6x multiple of salary for CEO).
☑	Annual Compensation Risk Review: Annually assess risk in compensation programs.
☑	Challenging Performance Objectives: Set challenging performance objectives for annual incentives.
☑
Double Trigger Change of Control Agreements: An executive is entitled to severance only if, within a specified period following the change of control, he or she is terminated without cause or for good reason, or the successor Company does not expressly assume his or her employment agreement.

☑
Use of Independent Consultant: The Compensation Committee has retained an independent compensation consultant that performs no other consulting services for the Company and has no conflicts of interest.

Compensation Philosophy and Objectives

The executive compensation program supports our commitment to providing superior stockholder value. This program is designed to:
} attract, retain and reward executives who have the motivation, experience and skills necessary to lead us effectively and encourage them to make career commitments to us;
} base executive compensation levels on our overall financial and operational performance and the individual contribution of an executive officer to our success;
} create a link between the performance of our stock and executive compensation; and
} position executive compensation levels to be competitive with other similarly situated public companies within the real estate industry

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Elements of Compensation

The elements of the Company's compensation program are integrated to support our compensation philosophy and objectives.

Compensation
Cash
Equity / Long-Term Incentive (3)
Base Salary (1)
Annual Incentive Award (2)
60% of the Value in Performance Vesting Restricted Shares
40% of the Value In Time Vesting Restricted Shares
Market Competitive
75% Based on meeting Company's Corporate Performance Goal
25% Based on Each NEOs Performance versus Individual Goals
Based on the company's total stockholder return over a 3-year relative to the MSCI REIT Index
Vest over 5 year period subject to continued employment
Core FFO
Recurring EBITDA
Same Community NOI
Controllable NOI
RPS
Acquisitions
Expansions/Developments

(1) Fixed compensation component that provides a minimum level of cash to compensate the executive officer for the scope and complexity of the position. Amounts based on an evaluation of the executive officer's experience, position and responsibility as well as intended to be competitive in the marketplace to attract and retain executives.

(2) Variable cash compensation component that provides incentive to the executive officer based on the Compensation Committee's assessment of both annual corporate and individual performance. Measures of corporate performance principally focused on Core FFO and other key operating metrics.

(3) Variable equity compensation component focused on executive retention that provides longer-term motivation with the effect of linking stock price performance to executive compensation.

Compensation Processes

The Compensation Committee considers (a) internal equity among executive officers; (b) market data for the positions held by these executives; (c) each executive’s duties, responsibilities, and experience level; (d) each executive’s performance and contribution to our success; and (e) cost to us when determining levels of compensation. In order to implement our executive compensation philosophy, the Compensation Committee exercises its independent discretion in reviewing and approving the executive compensation program as a whole, as well as specific compensation levels for each executive officer. Final aggregate compensation determinations for each fiscal year are made after the end of the fiscal year and after financial statements for the year become available. At that time, the Compensation Committee determines the annual incentive award, if any, for the past year’s performance, and makes decisions on awards of equity-based compensation.

Role of Executive Officers in Compensation Decisions

The Compensation Committee makes all decisions regarding the compensation of executive officers, including cash-based and equity-based incentive compensation programs. The Compensation Committee reviews the performance and determines the annual incentive compensation of the Chief Executive Officer. Together the Compensation Committee and the Chief Executive Officer review the performance of the other executive officers. The Chief Executive Officer can recommend certain compensation incentives, including equity award amounts, to the Compensation Committee, which can exercise its discretion in approving or modifying such recommendations for other executive officers.

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Role of the Compensation Consultant

In 2019, we engaged, FPL Associates, LP, or FPL, a nationally-known executive compensation consulting firm specializing in the public REIT industry, to help us evaluate the elements and levels of our executive compensation, including base salaries, annual cash incentive awards and annual equity-based incentives for our NEOs. All executive compensation services provided by FPL were conducted under the direction or authority of the Compensation Committee.

Use of Comparative Market Data in Compensation Decisions

As requested by the Compensation Committee, FPL reviewed the most recent publicly available information for companies in our peer group and focused on several main compensation components: base salary, target annual non-equity incentive, and long-term incentive awards (collectively “total remuneration”) both on an actual and target basis as well as per individual and in aggregate across the team. The Compensation Committee, in its discretion in setting the compensation elements and levels for the NEOs, took into consideration this data, as well as other factors.

With the assistance of FPL, we select our peer group to compare and benchmark our executive compensation, based on a number of quantitative and qualitative factors including, but not limited to, revenues, total assets, market capitalization, industry, sub-industry, location, TSR history, executive compensation components, and peer decisions made by other companies. From time to time, our peer group is updated based on most recent publicly available market information and the aforementioned factors and application of judgment.

During 2019, our peer group was updated to include the entities shown in the table below. In comparison to our 2018 peer group, Brandywine Realty Trust, Kimco Realty Corporation, and Weingarten Realty Investors were removed. Additionally, Extra Space Storage Inc. and Invitation Homes, Inc. were added. Among the other factors described in the paragraph above, we placed emphasis on relative size in selecting our peers. For 2019, we were above the median in comparison to our peer group in relative percentile rankings for:

} Number of employees - 66th percentile
} Number of properties - 72nd percentile
} Total capitalization - 54th percentile
} TSR - 99th percentile

Company Name	Property Focus	Headquarters
American Campus Communities, Inc.	Student Housing	Austin, TX
Apartment Investment and Management Company	Multi-Family	Denver, CO
AvalonBay Communities, Inc.	Multi-Family	Arlington , VA
Camden Property Trust	Multi-Family	Houston, TX
CubeSmart	Self-Storage	Malvern, PA
Equity LifeStyle Properties, Inc.	Manufactured Home	Chicago, IL
Essex Property Trust, Inc.	Multi-Family	San Mateo, CA
Extra Space Storage Inc.	Self-Storage	Salt Lake City, UT
Federal Realty Investment Trust	Retail	Rockville, MD
Invitation Homes, Inc.	Single-Family	Dallas, TX
Mid-America Apartment Communities, Inc.	Multi-Family	Memphis, TN
The Macerich Company	Retail	Santa Monica, CA
UDR, Inc.	Multi-Family	Highlands Ranch, CO

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Advisory Vote on Executive Compensation and Compensation Decisions

Advisory Vote on Executive Compensation

The Compensation Committee also considered the results of the advisory vote by stockholders on executive compensation, or the "say-on-pay" proposal, presented to stockholders at our 2019 annual meeting. Last year's say-on-pay proposal received strong stockholder support, at 96 percent of the shares voted approving the executive compensation received in 2018. We will continue to offer an annual non-binding advisory vote on the executive compensation.

Compensation Decisions

The compensation committee made no direct changes to the Company's executive compensation program as a result of the say-on-pay vote and our executive compensation program for the year ended December 31, 2019 continued to focus on the factors described above.

To further enhance our compensation program, our Compensation Committee made decisions related to our 2019 executive compensation plans which are summarized below:
} Executive officer base salaries are the same for the fifth year in a row.
} Annual incentive awards are measured with an increased emphasis on specific quantifiable goals and less emphasis on the individual and discretionary components.
} The long-term incentive award program does not include performance goals that overlap with the annual incentive award program and measures performance solely based on relative TSR over a multi-year period (with an absolute TSR modifier).

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2019 Executive Compensation

For 2019 performance, the compensation mix for our CEO and other NEOs is shown below:
Base Salary

Base salary is generally based on factors such as an individual officer’s level of responsibility, prior years’ compensation, comparison to compensation of other officers, and compensation provided at competitive companies and companies of similar size. The base salaries for the NEOs for the year ended December 31, 2019, were paid in accordance with existing employment agreements.

Executive	2019 Base Salary	2018 Base Salary	Percent Change
Gary A. Shiffman	$691,837	$691,837	—%
John B. McLaren	$525,000	$525,000	—%
Karen J. Dearing	$425,000	$425,000	—%
Jonathan M. Colman	$75,000	$75,000	—%

Along with peer company benchmarking, the Compensation Committee considered the overall growth in the Company's total capitalization, the number of communities that the Company owns and operates, the number of employees under management and the corresponding expansion of responsibilities for these executive officers when determining their base salaries.

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Annual Incentive Award

The annual incentive awards motivate the executive officers to maximize our annual operating and financial performance and reward participants based on annual performance. The Compensation Committee annually reviews performance measures for determining award levels, including growth in key metrics and individual goals. In each case, actual performance is measured against targets established by the Compensation Committee.

Core FFO(1) per share is a key metric used by many REIT investors and equity research analysts as a supplemental measure of performance and is a primary operating measure in our publicly reported earnings results. Recognizing the importance of Core FFO(1) per share growth as a primary driver of stockholder returns, the Compensation Committee increased the weighting of this financial performance measure in the annual incentive award program for Mr. Shiffman and Ms. Dearing.

We view the measures below as key operating metrics which are primary drivers of long-term stockholder returns.

		% of Aggregate Annual Incentive Payment Eligibility
Metric	Rationale	Gary A. Shiffman	John B. McLaren	Karen J. Dearing
Core FFO Growth (1)	FFO is a standard operating performance measure for REITs as it excludes the effects of real estate gains, losses, depreciation and amortization. Core FFO is a primary operating measure in our publicly-reported earnings results, and is defined as FFO excluding certain items that are not related to our core operations.	30%	15%	30%
Recurring EBITDA Growth(1)	EBITDA is a common operating performance measure among REITs, as it provides an indication of an entity's ability to cover fixed charges and continue to pay and increase dividends. Recurring EBITDA excludes certain items that are unusual or infrequently occurring.	15%	—%	15%
Same Community NOI Growth	NOI is calculated by deducting direct property operating expenses from property operating revenues, thereby providing a measure of the actual operating performance of our properties. Same Communities are primarily those properties which we have owned and operated continuously since January 1, 2018.	15%	15%	15%
CNOI (1)	NOI is calculated by deducting direct property operating expenses from property operating revenues, thereby providing a measure of the actual operating performance of our properties. CNOI excludes certain items that have been deemed to be outside of Mr. McLaren's control.	—%	15%	—%
RPS Gains	Revenue producing site gains represent the number of sites that we are able to fill during a period, net of the number of sites lost. By increasing revenue producing sites, we increase our portfolio occupancy and can maximize generation of revenues and shareholder returns.	—%	15%	—%
Acquisitions	Acquisitions require the identification, acquisition and successful integration of properties onto the Sun operating platform.	7.5%	7.5%	7.5%
Expansions / Developments	Expansions of our existing communities and construction of ground-up developments/resorts provide for continued revenue growth through occupancy gains.	7.5%	7.5%	7.5%
Individual Goals / Compensation Committee Discretion	The Compensation Committee reviews each executive officer's annual accomplishments in order to evaluate the specific contributions of each executive to our success and properly align pay and performance.	25%	25%	25%
(1) Definitions of Core FFO, Recurring EBITDA, and NOI are detailed in the Non-GAAP Financial Measures discussion in Appendix A.

The Compensation Committee, in its discretion, may make adjustments to Core FFO(1) for certain unbudgeted or unusual transactions, which may have an unexpected adverse or beneficial impact on Core FFO(1) per share, when determining achievement of this performance target. Capital transactions, certain acquisition or disposition activity and other unusual transactions may, from time to time, be excluded from or included in the calculation of Core FFO(1) per share for compensation purposes. No such adjustments to Core FFO (1) were made in 2019. The Compensation Committee may, in its sole discretion, award amounts to our executive officers for exceptional performance that are incremental to individual goals as described above.

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The following illustration shows actual results achieved in 2019 as compared to the various target levels that were established for achievement of executive goals (dollar amounts in thousands). Performance metrics for Recurring EBITDA(1) growth and Controllable NOI(1) previously utilized dollar values and have been changed to percentages to provide better context as to the magnitude of growth in these metrics over the prior year.

(1) Definitions of Core FFO, Recurring EBITDA and NOI are detailed in the Non-GAAP Financial Measures discussion in Appendix A.

Individual Goals for Mr. Shiffman - were focused on strategic leadership of the organization and communication of our mission and values, implementation of systems and processes that assure physical, financial and human resources of our organization, providing strategic planning and guidance for growth through acquisitions and expansions and opportunistically accessing capital markets to fund growth and strengthen the balance sheet. The Compensation Committee determined that for 2019, Mr. Shiffman achieved the maximum payout for his individual goals and awarded him $345,919 as a result.

Individual Goals for Ms. Dearing - were focused on evaluation and implementation of strategies associated with our capital requirements and structure including debt and equity transactions, effectively leading our accounting, tax and information technology departments, and creating and communicating along with the other executive officers, our strategic vision. The Compensation Committee determined that for 2019, Ms. Dearing achieved the maximum payout for her individual goals and awarded her $212,500 as a result.

Individual Goals for Mr. McLaren - were focused on operational execution of the organization associated with our communities and effectively leading our organization to ensure that we maintain being a premiere provider of MH and RV resorts. The Compensation Committee determined that for 2019, Mr. McLaren achieved the maximum payout and awarded him $262,500 for his achievements.

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The table below provides salary and incentive opportunities as the basis for determination of our 2019 annual incentive awards.

	Incentive Opportunity (as a % of Salary)
Executive	2019 Base Salary	Threshold	Target	Maximum
Gary A. Shiffman	$691,837	100%	150%	200%
John B. McLaren	$525,000	100%	150%	200%
Karen J. Dearing	$425,000	100%	150%	200%

The table below shows the payout levels achieved by key metric for each executive officer, based on the actual results achieved as depicted above.

	Payout Achieved
Metric	Gary A. Shiffman	John B. McLaren	Karen J. Dearing
Core FFO Growth (1)	$415,102	$157,500	$255,000
Same Community NOI Growth	207,551	157,500	127,500
Recurring EBITDA Growth (1)	207,551	N/A	127,500
CNOI (1)	N/A	157,500	N/A
RPS Gains	N/A	118,125	N/A
Acquisitions	103,776	78,750	63,750
Expansions / Developments	103,776	78,750	63,750
Individual Goals	345,919	262,500	212,500
Total Amount Earned	$1,383,675	$1,010,625	$850,000

Total Amount Earned as a % of Target	133%	128%	133%
Total Amount Earned as a % of Maximum	100%	96%	100%
(1) Definitions of Core FFO, Recurring EBITDA and NOI are detailed in the Non-GAAP Financial Measures discussion in Appendix A.

Jonathan M. Colman - Mr. Colman's primary responsibility is the identification, negotiation and execution of community acquisitions and dispositions. Accordingly, Mr. Colman’s incentive compensation is primarily variable based on the overall size and scope of these transactions. The CEO reviews Mr. Colman's individual contribution to the success of acquisition and disposition transactions and his management of our Acquisition department and makes an incentive compensation recommendation to the Compensation Committee. The Compensation Committee then exercises its sole discretion in awarding incentive compensation to Mr. Colman. The volume and total purchase price of acquisitions completed in 2019 were $815.2 million as compared to $349.1 million in 2018, and greater than the $75 million to $150 million expected volume included in the other executive officers’ annual incentive award plans for 2019. After consideration of the above, the Compensation Committee approved upon recommendation of the CEO an annual incentive award of $351,945 for Mr. Colman.

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Long-Term Incentive Awards

Long-term equity incentive awards are provided to the executive officers in order to increase their personal stake in our success and motivate them to enhance our long-term value while better aligning their interests with those of other stockholders. Equity awards are generally awarded in the form of restricted stock although stock options may also be utilized. The value of the restricted shares awarded is the price of a share of our stock as of the close of business on the grant date. On an annual basis the Compensation Committee reviews and approves the equity incentives to be issued to each of the executive officers for the prior year’s performance. There is no established target for long-term equity incentive awards for any of the executive officers. Rather, the Compensation Committee reviews this component of each executive officer’s total compensation on an annual basis. Our executive officers (as well as our employees that receive restricted stock awards) receive distributions on the restricted stock awards that have been granted to date, including restricted stock awards that have not vested.

} Key Considerations

In March 2019, the Compensation Committee granted Mr. Shiffman, Mr. McLaren and Ms. Dearing long-term incentive awards for their 2018 performance as detailed in the tables below. In determining the long-term incentive awards, the Compensation Committee considered the overall financial performance of the Company during 2018, as well as the executive’s achievement of his or her individuals goals and implementation of the strategic goals of the organization. In particular, we achieved 1-year TSR of 14.2 percent compared to -4.2 percent achieved by the MSCI US REIT Index. Additional factors included, but were not limited to, Core FFO(1)growth of 9.8 percent compared to 2017, 6.7 percent growth in Same Community NOI(1) compared to 2017, 8.1 percent growth in RPS gains over the prior year 2017, reduction of our net debt to recurring EBITDA(1) leverage ratio to 5.6 times from 6.3 times in 2017 and the acquisition of 20 communities for approximately $364.0 million in 2018.
(1) Definitions of Core FFO, Recurring EBITDA, and NOI are detailed in the Non-GAAP Financial Measures discussion in Appendix A.

} Grants of Plan-Based Awards

The table below shows the market performance and time vesting components for the long-term incentive awards that were granted to our executive officers in 2019 based on their performance in 2018.

			2019 Awards Granted
Name	Type		Grant Date	Number of Shares of Stocks or Units (#)		Grant Date Fair Value of Stock Awards (1)
Gary A. Shiffman	Time vesting	(3)	3/20/2019	24,000		$2,769,360
	Market performance	(4)	3/20/2019	36,000	(2)	$3,120,120
John B. McLaren	Time vesting	(3)	3/20/2019	10,000		$1,153,900
	Market performance	(4)	3/20/2019	15,000	(2)	$1,300,050
Karen J. Dearing	Time vesting	(3)	3/20/2019	10,000		$1,153,900
	Market performance	(4)	3/20/2019	15,000	(2)	$1,300,050
(1) Pursuant to SEC rules, this column represents the total fair market value of restricted stock awards, in accordance with FASB ASC Topic 718.
(2) Award is subject to market performance criteria.
(3) Time vesting shares have a five-year vesting period with vesting beginning on the first anniversary of the grant date of the award.
(4) Measured over a three-year period from January 1, 2020 to December 31, 2022, vesting on January 1, 2023, with payout on a pro rata basis between levels.

	Metric	Threshold	Target	Maximum
Market Performance Shares	Relative TSR vs. MSCI US REIT Index	35th Percentile	55th Percentile	75th Percentile
	Payout	60%	80%	100%

Refer to Compensation Discussion and Analysis - Long-Term Incentive Awards - 2019 Awards above for additional information regarding these awards.

Performance Awards That Vested in 2019

The table below shows the financial and market performance shares from previously granted awards that vested during 2019, as compared to potential share payouts. Those vesting pertain to the 2015, 2016 and 2017 performance awards. In total, 166,386 shares vested out of 166,386 potential shares and zero shares were forfeited.

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Vesting from the 2015 performance Award
Financial Performance Metric	Potential Shares	Performance Level	Potential Earned %	Achieved	Shares Vested
Core FFO Growth (1) (3)	4,532	< 2%	-%
		≥ 2% to < 3%	33%
		≥ 3% to < 4%	50%
		≥ 4% to < 5%	75%
		≥ 5%	100%	9.8%	4,532
Same Community NOI Growth (1)	4,531	< 3%	-%
		≥ 3% to < 4%	33%
		≥ 4% to < 5%	50%
		≥ 5% to < 6%	75%
		≥ 6%	100%	6.7%	4,531

Market Performance Metric	Potential Shares	Performance Level	Potential Earned %	Achieved	Shares Vested
Absolute Cumulative TSR (2)	6,042	< 21%	0%
		≥ 21% to < 27%	50%
		≥ 27% to < 33%	75%
		≥ 33% to < 36%	90%
		≥ 36%	100%	66.9%	6,042
Relative TSR vs. MSCI US REIT Index (2)	6,042	Below Index	0%
		Index	50%
		Index +1%	75%
		Index +2%	85%
		Index +3%	100%	Index +56.6%	6,042

Vesting from the 2016 performance Award
Financial Performance Metric	Potential Shares	Performance Level	Potential Earned %	Achieved	Shares Vested
Core FFO Growth (1) (3)	4,062	< 2%	-%
		≥ 2% to < 3%	33%
		≥ 3% to < 4%	50%
		≥ 4% to < 5%	75%
		≥ 5%	100%	9.8%	4,062
Same Community NOI Growth (1)	4,062	< 3%	-%
		≥ 3% to < 4%	33%
		≥ 4% to < 5%	50%
		≥ 5% to < 6%	75%
		≥ 6%	100%	6.7%	4,062

Market Performance Metric	Potential Shares	Performance Level	Potential Earned %	Achieved	Shares Vested
Absolute Cumulative TSR (2)	5,416	< 21%	0%
		≥ 21% to < 27%	50%
		≥ 27% to < 33%	75%
		≥ 33% to < 36%	90%
		≥ 36%	100%	66.9%	5,416
Relative TSR vs. MSCI US REIT Index (2)	5,416	Below Index	0%
		Index	50%
		Index +1%	75%
		Index +2%	85%
		Index +3%	100%	Index +56.6%	5,416

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Vesting from the 2017 performance Award
Financial Performance Metric	Potential Shares	Performance Level	Potential Earned %	Achieved	Shares Vested
Core FFO Growth (1) (3)	6,251	< 2%	0%
		≥ 2% to < 3%	50%
		≥ 3% to < 4%	70%
		≥ 4% to < 5%	80%
		≥ 5%	100%	9.8%	6,251
Same Community NOI Growth (1)	6,250	< 2%	0%
		≥ 2% to < 3%	50%
		≥ 3% to < 4%	70%
		≥ 4% to < 5%	80%
		≥ 5%	100%	6.7%	6,250
(1) Growth percentage is based on a comparison of our results for the year ended December 31, 2018 as compared to the same period in 2017.
(2) Measured over a 3-year period from January 1, 2016 to December 31, 2018.
(3) Definitions of Core FFO, Recurring EBITDA, and NOI are detailed in the Non-GAAP Financial Measures discussion in Appendix A.

The table below shows the summary of financial performance, market performance and time vesting components for the long-term incentive awards to our executive officers that vested in 2019.

2019 Financial Performance and Market Performance Vesting Summary
Executive	Market Performance Shares	Performance Vesting Shares
Gary A. Shiffman	14,583	20,313
John B. McLaren	4,999	5,312
Karen J. Dearing	3,333	4,062
Total	22,915	29,687

2020 Executive Compensation Actions

Our say-on-pay proposal in 2019 received strong stockholder support, with 96 percent of the shares voted approving of our 2018 executive compensation. After a review of our executive compensation program, our Compensation Committee has approved and adopted the compensation components as detailed below for 2020.

Base Salary

Annual base salaries for our executive officers remained the same for the fifth year in a row as detailed in the table below.

Executive	2020 Base Salary	2019 Base Salary	Percent Change
Gary A. Shiffman	$691,837	$691,837	—%
John B. McLaren	$525,000	$525,000	—%
Karen J. Dearing	$425,000	$425,000	—%
Jonathan M. Colman	$75,000	$75,000	—%

In light of the disruption and uncertainty caused by the ongoing coronavirus (COVID-19) pandemic, each of our NEOs has agreed to forgo his or her base salary (except for the minimum amount to comply with certain federal overtime pay rules) for the second quarter of 2020.

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Annual Incentive Awards

2020 Annual incentive awards for our executive officers will be based on the metric weightings shown in the tables below. The 2020 weighting reflects the continued use of specific quantifiable goals as refined in 2020.

	Weighting
	CEO and CFO		President & COO
Metric	2020	2019	2020	2019
Core FFO Growth (1)	30%	30%	15%	15%
Recurring EBITDA Growth (1)	10%	15%	—%	—%
Same Community NOI Growth	15%	15%	15%	15%
CNOI Growth (1)	—%	—%	15%	15%
RPS Gains	—%	—%	10%	15%
Acquisitions	7.5%	7.5%	7.5%	7.5%
Expansions / Development	7.5%	7.5%	7.5%	7.5%
ESG Initiatives	5%	—%	5%	—%
Individual Goals / Compensation Committee Discretion	25%	25%	25%	25%
(1) Definitions of Core FFO, Recurring EBITDA, and NOI are detailed in the Non-GAAP Financial Measures discussion in Appendix A.

For each of the metrics above, the incentive opportunity as a percentage of salary for 2020 is shown below.

	Threshold	Target	Maximum
Incentive Opportunity (as a % of Salary)	100%	150%	200%

2020 Equity Awards (Long Term Incentive Awards)

In February 2020, the Compensation Committee granted Mr. Shiffman, Mr. McLaren and Ms. Dearing long-term incentive awards for their 2019 performance as detailed in the tables below. In determining the long-term incentive awards for 2020, the Compensation Committee considered our continued strong performance. In particular, we achieved 1-year TSR of 50.9 percent compared to 25.8 percent achieved by the MSCI US REIT Index. Additional factors included, but were not limited to, Core FFO growth of 7.4 percent compared to 2018, industry leading 7.3 percent growth in Same Community NOI, record RPS gains, reduction of our leverage ratio, and the acquisition of 47 communities for approximately $815.2 million.

2020 Awards Granted	Market Performance Shares (1)	Time Vesting Shares (2)
Gary A. Shiffman	39,000	26,000
John B. McLaren	15,000	10,000
Karen J. Dearing	15,000	10,000

	Metric	Threshold	Target	Maximum
Market Performance Shares	Relative TSR vs. MSCI US REIT Index	35th Percentile	55th Percentile	75th Percentile
	Payout	60%	80%	100%
(1) Measured over a three-year period from January 1, 2020 to December 31, 2022, vesting on January 1, 2023, with payout on a pro rata basis between levels and a limit to Target payout if absolute TSR is negative.

(2) Time vesting shares vest annually over a five-year period on a pro rata basis beginning on the first anniversary of the grant date of the award.

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Summary Compensation Tables
The following table includes information concerning compensation for our NEOs for the fiscal year ended December 31, 2019:

Name and Principal Position	Year	Salary	Non-equity Incentive (1)	Stock Awards (2)	All Other Compensation	Total
Gary A. Shiffman	2019	$691,837	$1,383,675	$5,889,480	$4,273	$7,969,265
Chairman and Chief Executive Officer	2018	$691,837	$1,089,643	$7,404,000	$8,298	$9,193,778
	2017	$691,837	$1,037,756	$11,376,973	$5,720	$13,112,286
John B. McLaren	2019	$525,000	$1,010,625	$2,453,950	$—	$3,989,575
President and Chief Operating Officer	2018	$525,000	$669,375	$1,851,000	$1,179	$3,046,554
	2017	$525,000	$787,500	$1,896,162	$876	$3,209,538
Karen J. Dearing	2019	$425,000	$850,000	$2,453,950	$6,647	$3,735,597
Executive Vice President, Treasurer,	2018	$425,000	$669,375	$1,851,000	$8,506	$2,953,881
Chief Financial Officer and Secretary	2017	$425,000	$637,500	$1,896,162	$1,337	$2,959,999
Jonathan M. Colman	2019	$75,000	$351,945	$—	$3,794	$430,739
Executive Vice President	2018	$75,000	$481,992	$—	$2,816	$559,808
	2017	$75,000	$375,236	$—	$392	$450,628
(1) Annual incentives earned for a year are paid in the subsequent year. This column includes annual incentives earned for the 2019, 2018 and 2017 performance years paid in 2020, 2019, and 2018 respectively. See “2019 Compensation Decisions” above for additional information.

(2) This column includes restricted stock awards granted in 2019, 2018 and 2017 for the 2018, 2017 and 2016 performance years, respectively. Restricted stock awards for the 2019 performance year are granted in 2020. Amounts disclosed above represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions with respect to these grants, refer to Note 11, Share-Based Compensation, in the Consolidated Financial Statements of our 2019 Annual Report on Form 10-K.

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Stock Vested During 2019

The following table sets forth certain information concerning shares held by our NEOs that vested during the year ended December 31, 2019:

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
Gary A. Shiffman	13,334	$1,527,410
	7,500	974,325
	1,500	194,295
	15,000	1,800,150
	8,333	1,000,043
	6,250	750,063
	7,500	865,425
	6,250	721,188
	4,688	540,948
	9,375	1,102,594
	8,000	917,200
John B. McLaren	1,000	114,030
	5,250	601,388
	6,000	777,180
	3,750	450,038
	2,083	249,981
	1,563	187,576
	8,750	1,078,263
	3,500	403,865
	2,916	336,477
	2,187	252,358
	1,562	183,707
	2,000	229,300
Karen J. Dearing	500	57,015
	5,250	601,388
	7,500	971,475
	3,000	360,030
	1,667	200,057
	1,250	150,013
	7,000	936,250
	2,000	230,780
	1,666	192,240
	1,250	144,238
	1,562	183,707
	2,000	229,300
Jonathan M. Colman	900	77,868
	1,600	$136,448

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Outstanding Equity Awards at Year-End December 31, 2019

The following table provides certain information with respect to the value of all restricted share awards previously granted our NEOs. None of the NEOs hold any unexercised options.

			Share Awards
Name	Grant Date	Time Vested, Market or Performance (1)	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested (2)
Gary A. Shiffman	6/20/2013	T5	7,500	$1,125,750
	6/30/2014	T2	2,500	$375,250
	4/14/2015	T2	25,000	$3,752,500
	4/14/2015	M2	8,334	$1,250,933
	3/20/2016	T3	30,000	$4,503,000
	3/20/2016	M2	12,500	$1,876,250
	3/20/2016	P1	4,688	$703,669
	3/14/2017	T3	75,000	$11,257,500
	3/14/2017	M2	37,500	$5,628,750
	3/14/2017	P1	18,750	$2,814,375
	2/19/2018	T6	32,000	$4,803,200
	2/19/2018	M3	60,000	$9,006,000
	3/20/2019	T6	24,000	$3,602,400
	3/20/2019	M3	36,000	$5,403,600
Total			373,772	$56,103,177
John B. McLaren	2/20/2012	T2	500	$75,050
	2/15/2013	T2	2,250	$337,725
	6/30/2014	T2	10,000	$1,501,000
	4/14/2015	T2	6,250	$938,125
	4/14/2015	M2	2,084	$312,808
	5/19/2015	T5	7,500	$1,125,750
	3/20/2016	T3	14,000	$2,101,400
	3/20/2016	M2	5,834	$875,683
	3/20/2016	P1	2,189	$328,569
	3/14/2017	T3	12,500	$1,876,250
	3/14/2017	M2	6,250	$938,125
	3/14/2017	P1	3,126	$469,213
	2/19/2018	T6	8,000	$1,200,800
	2/19/2018	M3	15,000	$2,251,500
	3/20/2019	T6	10,000	$1,501,000
	3/20/2019	M3	15,000	$2,251,500
Total			120,483	$18,084,498
Karen J. Dearing	2/20/2012	T2	250	$37,525
	2/15/2013	T2	2,250	$337,725
	6/30/2014	T2	12,500	$1,876,250
	4/14/2015	T2	5,000	$750,500
	4/14/2015	M2	1,666	$250,067
	7/16/2015	T5	6,000	$900,600
	3/20/2016	T3	8,000	$1,200,800
	3/20/2016	M2	3,334	$500,433
	3/20/2016	P1	1,250	$187,625
	3/14/2017	T3	12,500	$1,876,250

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	3/14/2017	M2	6,250	$938,125
	3/14/2017	P1	3,126	$469,213
	2/19/2018	T6	8,000	$1,200,800
	2/19/2018	M3	15,000	$2,251,500
	3/20/2019	T6	10,000	$1,501,000
	3/20/2019	M3	15,000	$2,251,500
Total			110,126	16,529,913
Jonathan M. Colman	3/15/2013	T2	450	$67,545
	2/12/2014	T2	4,000	$600,400
Total			4,450	667,945

(1)	Time-vested anniversary year	T1	T2	T3	T4	T5	T6
	1	—%	—%	—%	—%	—%	20%
	2	—%	—%	—%	—%	—%	20%
	3	—%	—%	20%	—%	35%	20%
	4	33%	20%	30%	35%	35%	20%
	5	33%	30%	35%	35%	20%	20%
	6	34%	35%	10%	20%	5%	—%
	7	—%	10%	5%	5%	5%	—%
	8	—%	5%	—%	—%	—%	—%
	9	—%	—%	—%	5%	—%	—%

	Market anniversary year	M1	M2	M3
	1	—%	—%	—%
	2	33%	—%	—%
	3	33%	33%	100%
	4	34%	33%	—%
	5	—%	34%	—%

	Performance anniversary year	P1
	1	25%
	2	25%
	3	25%
	4	25%
(2) Value based on $150.10, the closing price of our common stock on NYSE on December 31, 2019.

CEO Pay Ratio

Median Employee Compensation

As of October 30, 2019, we employed over 3,400 talented individuals in full-time, part-time, seasonal and temporary positions in the United States and Canada. These employees can be categorized into the following areas:
} Approximately 77.7 percent of our employees support operations at over 420 communities, in positions including but not limited to office assistants, coordinators, housekeepers, groundskeepers and cashiers. These employees are primarily paid on an hourly basis.  The median annual total compensation for these employees in 2019 was $26,043.
} The operational support employees described above are overseen by community managers who are led by regional, divisional and senior vice presidents who account for 12.1 percent of our workforce. The median annual total compensation for these employees in 2019 was $66,193.
} Approximately 10.2 percent of our workforce is comprised of corporate employees located primarily at our main office. These employees include our executive management team as well as our finance, human resources and information technology professionals. The median annual total compensation for these employees in 2019 was $65,275.

SUN COMMUNITIES	2020 - PROXY STATEMENT	54

SUN COMMUNITIES	2020 - PROXY STATEMENT	#

Our median employee, an office coordinator, was identified from base compensation payroll records as of October 30, 2019, after annualization of compensation for applicable part-time and full-time employees. Base compensation does not include every element of compensation, but does reasonably reflect annual compensation for our employee population.

Total annual compensation for the identified median employee, on a basis consistent with the Summary Compensation Tables requirements and excluding our CEO, was $29,280 for 2019. As a result of the CEO and median employee compensation per above, our CEO pay ratio for 2019 was 272:1.

Additional Executive Compensation Policies and Practices

Risks Arising from Compensation Policies and Practices

Our senior management has assessed the enterprise-wide risks facing us and processes and procedures to mitigate such risks. In connection with such enterprise risk management process, our compensation programs were assessed, including program features that could potentially encourage excessive or imprudent risk taking and the specific aspects of our compensation policies and procedures which mitigate some of the material risks that might otherwise arise from such policies and procedures. Following this review, our management, Compensation Committee and Board affirmatively determined that there were no risks arising from the compensation policies and practices that are reasonably likely to have a material adverse effect on us.

Anti-Hedging Policy

The Company has adopted an anti-hedging policy under which its directors and executive officers who are subject to reporting requirements under Section 16 of the Exchange Act are prohibited from trading in any interest relating to the future price of the Company’s securities, such as a put, call or short sale.

Executive Stock Ownership Guidelines

In an effort to align the interests of the Company's management with those of its stockholders, the Company has adopted a policy under which its executive officers who are subject to reporting requirements under Section 16 of the Exchange Act are subject to equity ownership guidelines. Under these guidelines, each executive officer is required to own shares of our stock with a value equal to a multiple of his or her annual base salary as follows:

Position	Multiple	Annual Base Measure
Chairman and CEO	6x	Base salary
President and other executive officers	4x	Base salary

Covered individuals are required to achieve compliance with these guidelines by five years from the later of the date of:
} February 13, 2020, which was the date these guidelines were last amended,
} promotion to the covered position, or
} start of employment with the Company.

Stock Retention Requirements: Until he or she complies with the guidelines, or if he or she fails to comply due to a reduction in stock price, he or she must retain at least 50 percent of all shares of restricted stock as they vest (not including any newly vested shares sold or withheld to pay applicable taxes).

As of March 23, 2020, each of our NEOs satisfied the requirements of these stock ownership guidelines.

SUN COMMUNITIES	2020 - PROXY STATEMENT	55

SUN COMMUNITIES	2020 - PROXY STATEMENT	#

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this document.

Respectfully submitted,
Members of the Compensation Committee:
Brian M. Hermelin (Chairman)
Ronald A. Klein
Clunet R. Lewis

SUN COMMUNITIES	2020 - PROXY STATEMENT	56

Diversity and Inclusion
At Sun, we embrace diversity and create a culture of empowerment to foster new ideas and economic growth. We particularly are proud of the gender, age, and race diversity within our workforce. Beyond gender, age and race, we aim to be diverse in our thoughts, life and work experience.

We strive to create an inclusive environment that challenges, inspires, rewards, and transforms our team to be the best. We understand the important role diversity plays in fulfilling that goal.

52% Female Overall	58% Female Corporate Managers / Directors	70% Female Community / Resort Managers

Training
In 2019, 100 percent of Sun’s regular team members received safety training.

Hiring Military Members and Veterans
We are proud that military veterans make up 8 percent of our workforce.

SUN COMMUNITIES	2020 - PROXY STATEMENT	57

INFORMATION ABOUT EXECUTIVE OFFICERS
Executive Officers Biographies

The persons listed below are our executive officers who served during the last completed fiscal year. Each is appointed by, and serves at the pleasure of, the Board.

Name	Age	Title
Gary A. Shiffman	65	Chairman and Chief Executive Officer
John B. McLaren	49	President and Chief Operating Officer
Karen J. Dearing	55	Executive Vice President, Treasurer, Chief Financial Officer and Secretary
Jonathan M. Colman	64	Executive Vice President

Background information for Gary A. Shiffman is provided on page 10.

John B. McLaren
President and Chief Operating Officer

Mr. McLaren has been in the manufactured housing industry since 1995. He has served as our President since 2014 and as our Chief Operating Officer since 2008. From 2008 to 2014, he served as an Executive Vice President of the Company. From 2005 to 2008, he was Senior Vice President of SHS with overall responsibility for home sales and leasing. Mr. McLaren spent approximately three years as Vice President of Leasing & Service for SHS with responsibility for developing and leading our Rental Program and also has experience in the multi-family REIT segment and the chattel lending industry.

Karen J. Dearing
Executive Vice President, Treasurer, Chief Financial Officer and Secretary

Ms. Dearing has served as our Chief Financial Officer and Executive Vice President since 2008. She joined us in 1998 as the Director of Finance where she worked extensively with accounting and finance matters related to our ground-up developments and expansions. Ms. Dearing became our Corporate Controller in 2002 and Senior Vice President in 2006. She is responsible for the overall management of our information technology, accounting, tax and finance departments, and all internal and external financial reporting. Prior to working for us, Ms. Dearing had over seven years of experience as the Financial Controller of a privately-owned automotive supplier and over four years of experience as a certified public accountant with Deloitte.

Jonathan M. Colman
Executive Vice President

Mr. Colman has served as an Executive Vice President since March 2003. He joined us in 1994 as Vice President-Acquisitions and became a Senior Vice President in 1995. A certified public accountant, Mr. Colman has thirty-seven years of experience in the manufactured housing community industry. He has cultivated and maintained long term relationships with community owners, brokers and other industry professionals. Prior to joining Sun, he was involved in the acquisition, financing and management of over 75 manufactured housing communities for two of the 10 largest manufactured housing community owners, including Uniprop, Inc. during its syndication of over $90.0 million in public limited partnerships in the late 1980s.

SUN COMMUNITIES	2020 - PROXY STATEMENT	58

To the best of our knowledge, as of the date of this document, there are no material proceedings to which any executive officer is currently a party, or has a material interest, adverse to us. To the best of our knowledge, during the past ten years:

(i) there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any executive officer;
(ii) no executive officer has been the subject of or a party to any judicial or administrative proceedings relating to an alleged violation of any law or regulations prohibiting mail or wire fraud or fraud in connection with any business entity; or violations of federal or state securities, commodities, banking or insurance laws and regulations; and
(iii) no executive officer has been the subject of or a party to any sanction or order of any self-regulatory organization, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Employment Agreements

Gary A. Shiffman

In June 2013, we entered into an employment agreement with Gary A. Shiffman, under which he serves as our Chief Executive Officer. The employment agreement was amended in July 2014. He also served as our President until February 2014. Mr. Shiffman's employment agreement had an initial term ending June 20, 2018, and is automatically renewed for successive one year terms thereafter unless either party timely terminates the agreement.

Pursuant to this employment agreement, Mr. Shiffman's initial annual base salary was $671,000, which amount is increased by an annual cost of living adjustment on January 1 of each year of the term. Mr. Shiffman has elected not to receive the annual cost of living adjustment since 2015 and has had an annual base salary of $691,837 since that time. In addition to his base salary, and prior to the amendment described below, we may pay Mr. Shiffman annual incentive compensation in an amount determined by the Compensation Committee.

In determining bonuses, the Compensation Committee in its sole discretion may take into account such criteria as it deems relevant or necessary, including, without limitation, whether Mr. Shiffman fulfills any individual goals and objectives set by the Compensation Committee, the Company's performance and industry factors. Although bonuses are not subject to pre-determined contractual caps and are not required to be determined by reference to any pre-determined contractual criteria, the Compensation Committee intends to set a maximum bonus amount and specific performance criteria pursuant to a written plan for Mr. Shiffman adopted before or shortly after the beginning of each year.

Incentive compensation paid or payable to Mr. Shiffman under the employment agreement shall not be deemed to be fully earned and vested, and must be repaid to the extent such incentive compensation becomes subject to clawback pursuant to the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, any rules promulgated thereunder or the rules and regulations of the NYSE. Mr. Shiffman's incentive-based compensation, including equity-based incentive compensation, is also subject to our Executive Compensation "Clawback" Policy (the "Clawback Policy"), under which the Compensation Committee may seek recoupment of incentive compensation if any of our officers engages in fraud, willful misconduct or gross negligence that directly caused or otherwise directly contributed to the need for a material restatement of our financial results in order to comply with federal securities laws.

The non-competition clauses of Mr. Shiffman’s employment agreement preclude him from engaging, directly or indirectly: (a) in the real estate business or any other business competitive with our business during the period he is employed by us; and (b) in the MH community business or any other business competitive with our business for a period of 18 months following the period he is employed by us. However, Mr. Shiffman’s employment agreement does allow him to make passive investments relating to real estate in general.

See "Change of Control and Severance Payments" for a description of the terms of Mr. Shiffman's employment agreement relating to change of control and severance payments.

A copy of Mr. Shiffman’s employment agreement, as amended, is attached as exhibits to our periodic filings under the Exchange Act.

SUN COMMUNITIES	2020 - PROXY STATEMENT	59

John B. McLaren

On May 19, 2015, we entered into an employment agreement with John B. McLaren pursuant to which Mr. McLaren serves as our President and Chief Operating Officer. Mr. McLaren's employment agreement is for an initial term ending on May 1, 2020. The employment agreement is automatically renewable for successive one year terms thereafter unless either party timely terminates the employment agreement.

Mr. McLaren is paid an annual base salary of $525,000 during the term of the employment agreement. Mr. McLaren is eligible for annual incentive compensation determined by the Compensation Committee.

In determining bonuses, the Compensation Committee in its sole discretion may take into account such criteria as it deems relevant or necessary, including, without limitation, whether Mr. McLaren fulfills any individual goals and objectives set by the Compensation Committee, the Company's performance and industry factors. Although bonuses are not subject to pre-determined contractual caps and are not required to be determined by reference to any pre-determined contractual criteria, the Compensation Committee intends to set a maximum bonus amount and specific performance criteria pursuant to a written plan for Mr. McLaren adopted before or shortly after the beginning of each year.

Incentive compensation paid or payable to Mr. McLaren under the employment agreement shall not be deemed to be fully earned and vested, and must be repaid to the extent such incentive compensation becomes subject to clawback pursuant to the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, any rules promulgated thereunder or the rules and regulations of the NYSE. Mr. McLaren's incentive-based compensation, including equity-based incentive compensation, is also subject to our Clawback Policy, under which the Compensation Committee may seek recoupment of incentive compensation if any of our officers engages in fraud, willful misconduct or gross negligence that directly caused or otherwise directly contributed to the need for a material restatement of our financial results in order to comply with federal securities laws.

The non-competition clauses of Mr. McLaren’s employment agreement preclude him from engaging, directly or indirectly, in the development, ownership, leasing, management, financing, or sales of MH communities, RV communities or manufactured homes anywhere in the continental U.S. or Canada during the period he is employed by us and for a period of up to 24 months following the period he is employed by us; provided, however, that if Mr. McLaren is terminated without cause, as defined in his employment agreement, the period of non-competition shall be reduced to 12 months following the period he is employed by us. Notwithstanding, Mr. McLaren’s employment agreement does allow him to make passive investments in publicly-traded entities engaged in our business during the period he is employed by us.

See “Change of Control and Severance Payments” for a description of the terms of Mr. McLaren's employment agreement relating to change of control and severance payments.

A copy of Mr. McLaren’s employment agreement, as amended, is attached as exhibits to our periodic filings under the Exchange Act.

Karen J. Dearing

On July 16, 2015, we entered into an employment agreement with Karen J. Dearing pursuant to which Ms. Dearing serves as our Executive Vice President, Chief Financial Officer, Secretary, and Treasurer. Ms. Dearing's employment agreement is for an initial term ending on June 30, 2020. The employment agreement is automatically renewable for successive one year terms thereafter unless either party timely terminates the agreement.

Ms. Dearing is paid an annual base salary of $425,000 during the term of the employment agreement. In addition to her base salary and in accordance with the terms of her employment agreement, Ms. Dearing is eligible for annual incentive compensation determined by the Compensation Committee.

In determining bonuses, the Compensation Committee in its sole discretion may take into account such criteria as it deems relevant or necessary, including, without limitation, whether Ms. Dearing fulfills any individual goals and objectives set by the Compensation Committee, the Company's performance and industry factors. Although bonuses are not subject to pre-determined contractual caps and are not required to be determined by reference to any pre-determined contractual criteria, the Compensation Committee intends to set a maximum bonus amount and specific performance criteria pursuant to a written plan for Ms. Dearing adopted before or shortly after the beginning of each year.

SUN COMMUNITIES	2020 - PROXY STATEMENT	60

Incentive compensation paid or payable to Ms. Dearing under the employment agreement shall not be deemed to be fully earned and vested, and must be repaid to the extent such incentive compensation becomes subject to clawback pursuant to the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, any rules promulgated thereunder or the rules and regulations of the NYSE. Ms. Dearing's incentive-based compensation, including equity-based incentive compensation, is also subject to our Clawback Policy, under which the Compensation Committee may seek recoupment of incentive compensation if any of our officers engages in fraud, willful misconduct or gross negligence that directly caused or otherwise directly contributed to the need for a material restatement of our financial results in order to comply with federal securities laws.

The non-competition clauses of Ms. Dearing’s employment agreement preclude her from engaging, directly or indirectly, in the development, ownership, leasing, management, financing, or sales of MH communities, RV communities or manufactured homes anywhere in the continental U.S. or Canada during the period she is employed by us and for a period of up to 24 months following the period she is employed by us; provided, however, that if Ms. Dearing is terminated without cause, as defined in her employment agreement, the period of non-competition shall be reduced to 12 months following the period she is employed by us. Notwithstanding, Ms. Dearing’s employment agreement does allow her to make passive investments in publicly-traded entities engaged in our business during the period she is employed by us.

See “Change of Control and Severance Payments” for a description of the terms of Ms. Dearing's employment agreement relating to change of control and severance payments.

A copy of Ms. Dearing’s employment agreement, as amended, is attached as exhibits to our periodic filings under the Exchange Act.

Change of Control and Severance Payments

Under their employment agreements, we are obligated to make severance and change of control payments to Mr. Shiffman, Mr. McLaren and Ms. Dearing under certain circumstances.

If any such executive is terminated without “cause” or for "good reason" as defined in his or her employment agreement, he or she is entitled to any accrued but unpaid salary, incentive compensation and benefits through the effective date of termination. In addition, subject to the execution of a general release and continued compliance with his or her non-competition and confidentiality covenants, Mr. Shiffman is entitled to a continuation of salary for up to 18 months after termination, and each of Ms. Dearing and Mr. McLaren is entitled to a continuation of salary for up to 12 months after termination.

If Mr. Shiffman’s, Mr. McLaren’s or Ms. Dearing’s employment is terminated due to death or disability, he or she or his or her successors and assigns, is entitled to any accrued but unpaid salary, incentive compensation and benefits through the effective date of termination. In addition, Mr. Shiffman, Mr. McLaren and Ms. Dearing are entitled to a continuation of salary for up to 24 months after death or disability.

If there is a change of control of the Company and any of the following events has occurred:
} we terminate the employment of Mr. Shiffman, Mr. McLaren or Ms. Dearing without "cause" (as defined in his or her employment agreement) within two years after the date of such change of control,
} any of Mr. Shiffman, Mr. McLaren or Ms. Dearing terminate his or her employment for "good reason" (as defined in his or her employment agreement) within two years after the date of such change of control, or
} the form of such change of control transaction is a sale by the Company of all or substantially all of its assets and the Company or its successor does not expressly assume the employment agreement of Mr. Shiffman, Mr. McLaren or Ms. Dearing, then we are obligated to pay Mr. Shiffman, Mr. McLaren or Ms. Dearing, as applicable, an amount equal to 2.99 times his or her then current base salary, and to continue to provide him or her health and insurance benefits for up to one year. In addition, in the case of any such triggering event, all stock options or other stock based compensation awarded to Mr. Shiffman, Mr. McLaren, or Ms. Dearing will become fully vested and immediately exercisable and may be exercised by him or her at any time within one year after the triggering event.

Under any of the foregoing events of termination or change of control, all stock options and other stock based compensation awarded to the applicable executive shall become fully vested and immediately exercisable.

SUN COMMUNITIES	2020 - PROXY STATEMENT	61

The following tables describe the potential payments upon termination without cause, a termination due to death or disability or after a change of control (and associated termination of the executives) for the following NEOs:

Termination Without Cause

Name	Cash Payment (1)	Acceleration of Vesting of Stock Awards (2)	Benefits (3)	Total
Gary A. Shiffman	$1,037,756	$56,103,177	$—	$57,140,933
John B. McLaren	$525,000	$18,084,498	$—	$18,609,498
Karen J. Dearing	$425,000	$16,529,913	$—	$16,954,913
Jonathan M. Colman	$—	$—	$—	$—
Termination Due to Death or Disability

Name	Cash Payment (1)	Acceleration of Vesting of Stock Awards (2)	Benefits (3)	Total
Gary A. Shiffman	$1,383,674	$56,103,177	$—	$57,486,851
John B. McLaren	$1,050,000	$18,084,498	$—	$19,134,498
Karen J. Dearing	$850,000	$16,529,913	$—	$17,379,913
Jonathan M. Colman	$—	$667,945	$—	$667,945
Change of Control

Name	Cash Payment (1)	Acceleration of Vesting of Stock Awards (2)	Benefits (3)	Total
Gary A. Shiffman	$2,068,593	$56,103,177	$—	$58,171,770
John B. McLaren	$1,569,750	$18,084,498	$—	$19,654,248
Karen J. Dearing	$1,270,750	$16,529,913	$—	$17,800,663
Jonathan M. Colman	$—	$667,945	$—	$667,945
(1) Assumes a termination on December 31, 2019 and payments based on base salary without taking into account any accrued incentive based compensation as of December 31, 2019 for each executive for the periods specified above.
(2) Calculated based on a termination as of December 31, 2019 and the fair market value of our common stock on NYSE as of December 31, 2019.
(3) Reflects continuation of health benefits, life insurance and accidental death and disability insurance for the periods specified above.

Tax and Accounting Implications

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") limits the deductibility on our tax return of compensation over $1.0 million to any of our NEOs.

We believe that, because we qualify as a REIT under the Code and therefore are not subject to federal income taxes on our income to the extent distributed, the payment of compensation that does not satisfy the requirements of Section 162(m) has not and will not generally affect our net income. However, to the extent that compensation does not qualify for deduction of Section 162(m), a larger portion of stockholder distributions may be subject to federal income taxation as dividend income rather than return of capital.

We do not believe that Section 162(m) has materially affected or will materially affect the taxability of stockholder distributions, although no assurance can be given in this regard due to the variety of factors that affect the tax position of each stockholder.

For these reasons, Section 162(m) is not a significant factor in the Compensation Committee’s compensation policy and practices. In 2019, we paid $12,331,228 to Mr. Shiffman, $5,447,315 to Mr. McLaren, and $4,709,881 to Ms. Dearing that was subject to Section 162(m).

409A Considerations

We have also taken into consideration Code Section 409A in the design and implementation of our compensation programs. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the executive is subject to regular federal income tax, interest and an additional federal income tax of 20 percent of the benefit includible in income.

SUN COMMUNITIES	2020 - PROXY STATEMENT	62

It’s not just about making a donation, it’s about making a difference.

Sun Unity encourages team members to volunteer by offering paid time for the hours spent volunteering during regular work hours. In addition, all team members who choose to volunteer their time during non-work hours with organizations or institutions may receive paid Sun Unity time.

Sun participates in various community and charity outreach programs, engaging with 50+ groups nationwide to give back with both service time and monetary donations.

2,700+ Volunteer hours tracked by Sun Team Members in 2019
Highlights
Atlanta Humane Society	568 of our bi-annual conference attendees crafted hundreds of fleece blankets for animals in need at the Atlanta Humane Society.
One Heart for Women and Children	175 food baskets were assembled and donated by a group of managers to a local Florida organization, One Heart for Women and Children. The organization's mission is to provide the necessary resources for families as they transition through and overcome varying hardships.
Life Remodeled	75 team members partnered with Life Remodeled during their six day project to clean blighted alleyways in Detroit, creating safer spaces and a sense of pride for those that live there.
Tofauti on the Move	Throughout the year team members shared their time and talents to tutor orphans in Africa via Skype, in partnership with Tofauti on the Move.
kidsPACK, Inc.	54 managers from across Florida teamed up to help students prepare for the school year and fight hunger by packing 200 backpacks with supplies for students in need at one of our communities. Food was also collected and donated to kidsPACK Inc., a non-profit dedicated to ensuring students don’t go hungry in the evenings and weekends.
Wreaths Across America	Several team members in Indiana and Maine joined thousands of other volunteers across the country for Wreaths Across America's annual wreath day, volunteering their time to place wreaths on the graves of veterans. The organization aims to help others remember our fallen heroes, honor those who serve and teach of the sacrifices made by veterans and their families to preserve our freedom.

SUN COMMUNITIES	2020 - PROXY STATEMENT	63

PROPOSAL NO. 3 - RATIFICATION OF SELECTION OF GRANT THORNTON LLP

SUMMARY

What Am I Voting On?

The third proposal to be considered at the Annual Meeting will be the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm. The Audit Committee has selected and appointed Grant Thornton LLP as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2020. Grant Thornton LLP has audited our consolidated financial statements since 2003. Although ratification by stockholders is not required by law or by our bylaws, the Audit Committee believes that submission of its selection to stockholders is a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in our best interests and our stockholders. If our stockholders do not ratify the appointment of Grant Thornton, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of independent auditors.

It is anticipated that a representative of Grant Thornton LLP will attend the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Vote Required

A majority of the votes cast at the Annual Meeting is required to ratify the selection of Grant Thornton LLP. Abstentions will not count as votes cast for this proposal and do not represent votes cast for or against the ratification of the selection of Grant Thornton LLP. In the absence of your voting instructions, your broker or nominee may vote your shares for this proposal in its discretion.

Board Recommendation: FOR
The Board unanimously recommends that you vote “FOR” the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for 2020.

SUN COMMUNITIES	2020 - PROXY STATEMENT	64

Report of the Audit Committee

The Board maintains an Audit Committee comprised of four directors. The directors who serve on the Audit Committee are all “independent” for purposes of the NYSE listing standards. The Audit Committee held four formal meetings during the year ended December 31, 2019.

In accordance with its written charter, the Audit Committee assists the Board with fulfilling its oversight responsibility regarding quality and integrity of our accounting, auditing and financial reporting practices. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

• reviewed and discussed the audited financial statements with management and Grant Thornton, LLP, our independent auditors, for the fiscal year ended December 31, 2019;

• discussed with the independent auditors those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and

• received and reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board’s Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the independent auditors any relationships that may impact their objectivity and independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, be filed with the SEC.

The Audit Committee has considered and determined that the level of fees of Grant Thornton LLP for provision of services other than the audit services is compatible with maintaining the auditor’s independence.

Respectfully Submitted,
Members of the Audit Committee:
Stephanie W. Bergeron (Chair)
Meghan G. Baivier
Brian M. Hermelin
Clunet R. Lewis

SUN COMMUNITIES	2020 - PROXY STATEMENT	65

Fees Paid To Independent Registered Public Accounting Firm

Auditor Fees Policy

The Audit Committee has a policy on the pre-approval of audit and non-audit services to be provided by our independent auditors. The policy requires that all services provided by the independent auditors to us, including audit services, audit-related services, tax services and other services, must be pre-approved by the Audit Committee. In some cases, pre-approval is provided by the full Audit Committee for up to a year, and relates to a particular category or group of services and is subject to a particular budget. In other cases, specific pre-approval is required. All of the services provided by our independent auditor in 2019 and 2018 including services related to audit, audit-related fees, tax fees and all other fees described below, were approved by the Audit Committee under its pre-approval policies.

Auditor Fees

Aggregate fees for professional services rendered by Grant Thornton LLP, our independent auditors, for the years ended December 31, 2019 and 2018 were as follows:

Category	December 31, 2019	December 31, 2018
Audit Fees: For professional services rendered for the audit of our financial statements, the audit of internal controls relating to Section 404 of the Sarbanes-Oxley Act, the reviews of quarterly financial statements and consents	$921,875	$884,323
Audit-Related Fees: For professional services rendered for accounting assistance with new accounting standards and potential transactions and other SEC related matters	$11,700	$3,400
All Other Fees	$—	$—

SUN COMMUNITIES	2020 - PROXY STATEMENT	66

Sun Unity — Raising the “Unity” in Community

Sun Unity, our social responsibility program, was launched in 2016 to demonstrate and extend our local and global outreach. The program is composed of partnerships, community events, charitable match programs, and by giving team members eight hours of paid time off to participate in individual philanthropic efforts.

Sun Unity aims to establish programs and a culture that unites our team, guests, residents, and community to maximize our impact in the communities we serve and the world in which we live.

Sun Unity continues to pursue goals to extend our local and global reach. In 2019 we set out to:

•Develop a “Give Back” team member culture
•Extend Sun Unity programs into the local areas where our communities and resorts operate
•Provide opportunities to involve our residents and guests in Sun Unity initiatives
•Increase support toward environmental and health programs
•Expand our local and global volunteer opportunities

Environmental Sustainability	Community Impact	Health and Well-being	Education	Animal Welfare	Diversity & Inclusion

SUN COMMUNITIES	2020 - PROXY STATEMENT	67

STOCKHOLDER PROPOSALS FOR THE 2021 ANNUAL MEETING
In order to be considered for inclusion in our proxy statement and on the proxy card that will be solicited by the Board in connection with the 2021 annual meeting of stockholders, stockholder proposals and nominations for election to the Board of Directors intended to be presented at the 2021 annual meeting of stockholders must be received by our Secretary no later than December 7, 2020.
In addition, if a stockholder desires to bring business before an annual meeting of stockholders, which is not the subject of a proposal for inclusion in our proxy materials, the stockholder must follow the advance notice procedures outlined in our bylaws. To bring business before our 2021 annual meeting which is not the subject of a proposal in our proxy materials, advance notice must be provided between January 19, 2021 and February 18, 2021. These advance notice procedures are the same as the advance notice procedures for stockholder nominated directors, which are described above under "PROPOSAL NO. 1- ELECTION OF DIRECTORS - Consideration of Director Nominees - Review of Stockholders' Director Nominees".
Our bylaws provide that:
} with respect to an annual meeting of stockholders, nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made only (a) pursuant to our notice of the meeting, (b) by or at the direction of the Board of Directors, or (c) by any stockholder who was a stockholder of record at the time of giving of notice provided for in the bylaws and at the time of the annual meeting, is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the bylaws; and
} with respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders, and nominations of persons for election to the Board of Directors may be made (a) pursuant to our notice of meeting, (b) by or at the direction of the Board of Directors, or (c) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder who is a stockholder of record both at the time of giving of notice provided for in the bylaws and at the time of the special meeting, is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the bylaws.

SUN COMMUNITIES	2020 - PROXY STATEMENT	68

Sun Unity Initiatives Community-Level Initiatives

The “give back” spirit fostered at our Main Office also extends to our resorts and communities throughout the U.S. and Canada. At the community level, events are coordinated to involve our residents and guests because together we can make a greater impact.

Many of our communities and resorts led local, impactful Sun Unity initiatives in 2019 including assembling meal baskets, adopting families in need during the holidays, laying wreaths on graves of veterans, conducting school supply drives for underprivileged children, and participating in fundraising events for cancer.

Community-Level Initiatives for 2019
Highlights
Sun Scholarship Program	We developed the Sun Scholarship Program to support our commitment to investing in the future of our residents and guests. In 2019, we awarded 42 students with a total of $100,000 in college scholarships. Since 2017, we have supported nearly 200 students through this program.

Work & Travel Program	As part of our Work & Travel Program, we are proud to have sponsored international students from over 14 different countries. This program provides students with a unique cultural experience while living and working at our Sun RV Resorts. Existing team members also benefit from the cultural learning experience.
My Jump!	In partnership with My Jump!, Sun has continued to help our senior citizen residents achieve what’s left on their bucket lists. In 2019, we were able to assist 10 of our senior residents check items off their lists. Adventures included ziplining over the Grand Canyon and skydiving!

SUN COMMUNITIES	2020 - PROXY STATEMENT	69

GENERAL INFORMATION
About the Annual Meeting

This year our annual meeting will be a completely virtual meeting. There will be no physical meeting location. The meeting will only be conducted via live webcast.

What is the Purpose of the Annual Meeting?

At the Annual Meeting, stockholders will vote on the following proposals:

Proposal No. 1 — Elect seven directors to serve until our 2021 annual meeting of stockholders or until their successors shall have been duly elected and qualified;
Proposal No. 2 — Non-binding advisory vote on executive compensation; and
Proposal No. 3 — Ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for 2020.

In addition, stockholders shall consider any other business properly brought before the Annual Meeting.

We have sent these proxy materials to you because our Board is requesting that you allow your shares of our common stock to be represented at the Annual Meeting by the proxies named in the enclosed proxy card. This Proxy Statement contains information that we are required to provide you under the rules of the SEC and that is designed to assist you in voting your shares of common stock.

Why are you holding a virtual Annual Meeting?

Due to the emerging public health impact of the coronavirus outbreak (COVID-19), to comply with government directives and to support the health and well-being of our stockholders, this year’s Annual Meeting will be held in a virtual meeting format only. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our Board or management. Just like we did during our in-person meetings, during the live Q&A session of the Annual Meeting, we may answer questions as they come in and address those asked in advance, to the extent relevant to the business of the Annual Meeting, as time permits. We may return to in-person meetings in the future.

How do I attend and vote shares at the virtual Annual Meeting?

The Annual Meeting will begin at 2:00 p.m. EDT on May 22, 2020. We encourage stockholders to access the meeting prior to the start time. Please allow ample time for check-in, which will begin at 1:45 p.m. EDT. In order to participate in the 2020 Annual Meeting live via the Internet, you must log in at www.virtualshareholdermeeting.com/SUI2020 and be sure to enter the 16 digit number found on your proxy card, voting instruction form or notice you previously received. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. You may also attend the meeting and vote online at the meeting if you have obtained a legal proxy from your bank or broker.

On the day of the Annual Meeting, if you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

Even if you plan to attend the live webcast of the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the virtual Annual Meeting. We will provide a physical location for stockholders to attend the meeting via the webcast if requested by a stockholder in writing by contacting the Secretary at Sun Communities, Inc., 27777 Franklin Road, Suite 200, Southfield, MI 48034. Please note that no members of management or the Board will be in attendance at the physical location.

How Do I Ask Questions During the Annual Meeting?

Questions can be submitted live during the meeting. During the meeting, we will answer as many stockholder submitted questions relevant to the meeting as time permits.

SUN COMMUNITIES	2020 - PROXY STATEMENT	70

Who is Entitled to Vote?

You will be entitled to vote your shares of common stock on the proposals if you held your shares of common stock at the close of business on the Record Date. As of the Record Date, a total of 93,330,059 shares of common stock were outstanding and entitled to vote held by 310 holders of record. Each share of common stock entitles its holder to cast one vote for each matter to be voted upon.

What is Required to Hold the Annual Meeting?

The presence at the Annual Meeting of the holders of a majority of the shares of common stock outstanding and entitled to vote on the Record Date will constitute a quorum permitting business to be conducted at the Annual Meeting. If you have returned valid proxy instructions or you attend the Annual Meeting, your shares of common stock will be counted for purposes of determining whether there is a quorum, even if you abstain from voting on any or all matters introduced at the Annual Meeting. If there is not a quorum at the Annual Meeting, the stockholders entitled to vote at the Annual Meeting, whether present in person or represented by proxy, will only have the power to adjourn the Annual Meeting until such time as there is a quorum. The Annual Meeting may be reconvened without notice to the stockholders, other than an announcement at the prior adjournment of the Annual Meeting, within 120 days after the Record Date, and a quorum must be present at such reconvened Annual Meeting.

How do I Vote?

Your vote is important. Stockholders have a choice of voting over the Internet (either before or during the Annual Meeting), by telephone, or using a traditional proxy card.

To vote by Internet:

Before the Meeting - go to www.proxyvote.com and follow the instructions there. You will need the 16 digit number included on your proxy card, voter instruction form or notice.

During the Meeting - go to www.virtualshareholdermeeting.com/SUI2020 . You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. Voting online during the meeting will replace any previous votes.

Even if you plan to attend the meeting virtually, we recommend that you submit your proxy card or voting instructions, or vote by internet, telephone or traditional proxy card by the deadline so that your vote will be counted even if you later decide not to attend the meeting.

To vote by telephone, stockholders should dial the phone number listed on their voter instruction form and follow the instructions. You will need the 16 digit number included on the voter instruction form or notice.

If you received a notice and wish to vote by traditional proxy card, you can receive a full set of materials at no charge through one of the following methods:

•by internet: www.proxyvote.com;

•by phone: (800) 579-1639; or

•by email: sendmaterial@proxyvote.com (your material should contain the 16 digit number in the subject line included on the voter instruction form or notice).

The deadline for voting by phone or Internet before the meeting is 11:59 p.m. EDT, on May 21, 2020.

If you complete your proxy via the internet or telephone, or properly sign and return you proxy card, your shares will be voted as you direct. You may specify whether your shares should be voted: (1) for all, some or none of the nominees for director, (2) for or against Proposal No. 2, and (3) for or against Proposal No. 3.

We encourage you to provide voting instructions to your brokerage firm by returning a completed proxy. This ensures your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your proxy to them at the time you receive notice of this Proxy Statement.

SUN COMMUNITIES	2020 - PROXY STATEMENT	71

Can I Change or Revoke My Proxy?

You may change your proxy at any time before the Annual Meeting by timely delivery of a properly executed, later-dated proxy or by voting at the virtual meeting. You may also revoke your proxy by delivering to our Secretary, so that it is received prior to the time set for commencement of the Annual Meeting, a written notice of revocation bearing a later date than the proxy. However, attendance (without further action) at the Annual Meeting will not by itself constitute revocation or change of a previously granted proxy.

What are the Board’s Recommendations?

The Board recommends that you vote:

FOR the election of each of the nominees for director;
FOR the non-binding approval of the executive compensation as disclosed in this Proxy Statement; and
FOR the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for 2020.

If no instructions are indicated on your valid proxy, the representative holding your proxy will vote in accordance with the foregoing recommendations of the Board. With respect to any other matter that properly comes before the Annual Meeting or any adjournment or postponement thereof, the representatives holding proxies will vote in their own discretion.

How Can I Receive a Proxy Statement and Annual Report?

Our Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on February 20, 2020, is available electronically via the Internet at www.proxyvote.com. In addition, we will provide without charge to each person to whom this Proxy Statement is delivered, upon written or verbal request, a copy of this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2019, which contains our audited financial statements.  Written or telephone requests should be directed to us at 27777 Franklin Road, Suite 200, Southfield, Michigan 48034. Our telephone number is (248) 208-2500.

If you received a notice and wish to vote by traditional proxy card, you can receive a full set of materials at no charge through one of the following methods:

Internet www.proxyvote.com	Call (800) 579 - 1639	Email sendmaterial@proxyvote.com (your email should contain the 16 digit number in the subject line included on the voter instruction form or notice)
What Vote is Needed to Approve Each Proposal?

Following are the votes needed in order for each proposal to be approved at the Annual Meeting. For all proposals a quorum must be present at the Annual Meeting.

Proposal No. 1: The affirmative vote by a majority of all the votes cast at the Annual Meeting is necessary for the election of seven directors to serve until our 2021 annual meeting of stockholders, or until their successors shall have been duly elected and qualified.

Proposal No. 2: The affirmative vote by a majority of all the votes cast at the Annual Meeting is required for the non-binding approval of the executive compensation of our NEOs as disclosed in this Proxy Statement.

Proposal No. 3: The affirmative vote by a majority of all the votes cast at the Annual Meeting is required for the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for 2020.

We will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. Abstentions do not constitute a vote "for" or "against" any matter being voted on at the Annual Meeting and will not be counted as "votes cast." Therefore, abstentions will have no effect on any of the proposals. Broker "non-votes," or

SUN COMMUNITIES	2020 - PROXY STATEMENT	72

proxies from brokers or nominees indicating that such broker or nominee has not received instructions from the beneficial owner or other entity entitled to vote such shares on a particular matter with respect to which such broker or nominee does not have discretionary voting power, will be treated in the same manner as abstentions for purposes of the Annual Meeting. If you are a beneficial owner whose shares of common stock are held of record by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares on Proposal No. 2 even if the broker does not receive voting instructions from you. However, under NYSE rules, your broker does not have discretionary authority to vote on any of the other proposals without instructions from you, in which case a broker "non-vote" will occur and your shares of common stock will not be voted on these matters.

How is My Vote Counted?

If the proxy in the form enclosed is duly executed, dated and returned, and it has not been revoked in accordance with the instructions enclosed, the shares of common stock represented by the proxy will be voted by Gary A. Shiffman and Karen J. Dearing, the Board’s proxy agents for the Annual Meeting, in the manner specified in the proxy. If no specification is made, the common stock will be voted “FOR” the election of the seven nominees for the Board, “FOR” the executive compensation as disclosed in this Proxy Statement, “FOR” the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for 2020, and at the discretion of Gary A. Shiffman and Karen J. Dearing, the Board’s designated representatives for the Annual Meeting, with respect to such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting. It is not anticipated that any matters other than those set forth in this Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders. In addition, no stockholder proposals or nominations were received on a timely basis, so no such matters may be brought to a vote at the Annual Meeting.

Who is Soliciting My Proxy?

This solicitation of proxies is made by and on behalf of our Board. Proxies may be solicited by personal interview, telephone, facsimile or email or by our directors, officers and employees. Arrangements may also be made with brokerage houses or other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of common stock held of record by such persons, and we may reimburse them for reasonable out-of-pocket expenses incurred in forwarding the material.

We have engaged Alliance Advisors LLC as proxy solicitors and we anticipate fees and expenses will not exceed $15,000. The costs of all proxy solicitation will be borne by us. Alliance Advisors LLC will assist us with voting research, investor outreach and securing votes.

Our principal executive offices are located at 27777 Franklin Road, Suite 200, Southfield, Michigan 48034.

SUN COMMUNITIES	2020 - PROXY STATEMENT	73

Other Matters
The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. If any other matters are properly presented at the Annual Meeting for action, it is intended that the persons named in the accompanying proxy and acting thereunder will vote in accordance with their best judgment on such matters.

By Order of the Board of Directors
Dated: April 6, 2020
Karen J. Dearing, Secretary

SUN COMMUNITIES	2020 - PROXY STATEMENT	74

APPENDIX A - NON-GAAP FINANCIAL MEASURES
Investors in and analysts following the real estate industry utilize funds from operations (“FFO”), net operating income (“NOI”), and recurring earnings before interest, tax, depreciation and amortization (“Recurring EBITDA”) as supplemental performance measures. We believe FFO, NOI, and Recurring EBITDA are appropriate measures given their wide use by and relevance to investors and analysts. FFO, reflecting the assumption that real estate values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation/amortization of real estate assets. NOI provides a measure of rental operations and does not factor in depreciation/amortization and non-property specific expenses such as general and administrative expenses. Recurring EBITDA, a metric calculated as EBITDA exclusive of certain nonrecurring items, provides a further tool to evaluate ability to incur and service debt and to fund dividends and other cash needs. Additionally, FFO, NOI, and Recurring EBITDA are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.
FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income (loss) computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from sales of depreciable operating property, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company’s operating performance. Management generally considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing perspective not readily apparent from net income (loss). Management believes that the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. FFO is computed in accordance with the Company’s interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company. The Company also uses FFO excluding certain gain and loss items that management considers unrelated to the operational and financial performance of our core business (“Core FFO”). We believe that this provides investors with another financial measure of our operating performance that is more comparable when evaluating period-over-period results.
Because FFO excludes significant economic components of net income (loss) including depreciation and amortization, FFO should be used as an adjunct to net income (loss) and not as an alternative to net income (loss). The principal limitation of FFO is that it does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income (loss) as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT’s ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO only provides investors with an additional performance measure that, when combined with measures computed in accordance with GAAP such as net income (loss), cash flow from operating activities, investing activities and financing activities, provide investors with an indication of our ability to service debt and to fund acquisitions and other expenditures. Other REITs may use different methods for calculating FFO, accordingly, our FFO may not be comparable to other REITs.
NOI is derived from revenues minus property operating expenses and real estate taxes. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of the Company’s financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity; nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions. The Company believes that net income (loss) is the most directly comparable GAAP measurement to NOI. Because of the inclusion of items such as interest, depreciation, and amortization, the use of net income (loss) as a performance measure is limited as these items may not accurately reflect the actual change in market value of a property, in the case of depreciation and in the case of interest, may not necessarily be linked to the operating performance of a real estate asset, as it is often incurred at a parent company level and not at a property level. The Company believes that NOI is helpful to investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. The Company uses NOI as a key management tool when evaluating performance and growth of particular properties and/or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization interest expense and non-property specific expenses such as general and administrative expenses, all of which are significant costs, therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.

SUN COMMUNITIES	2020 - PROXY STATEMENT	75

EBITDA is defined as NOI plus other income, plus (minus) equity earnings (loss) from affiliates, minus general and administrative expenses. EBITDA includes EBITDA from discontinued operations. The Company believes that net income (loss) is the most directly comparable GAAP measurement to EBITDA.

Reconciliations to Non-GAAP Financial Measures

The following table reconciles Net Income Attributable to Sun Communities, Inc. Common Stockholders to Funds from Operations (amounts in thousands except for per share data):

	Year Ended December 31,
	2019	2018	2017
Net income attributable to Sun Communities, Inc. common stockholders	$160,265	$105,493	$65,021
Adjustments:
Depreciation and amortization	328,646	288,206	262,211
(Gain) / loss on remeasurement of marketable securities	(34,240)	3,639	—
Amounts attributable to noncontrolling interests	8,474	7,740	4,535
Preferred return to preferred OP units	2,610	2,206	2,320
Preferred distribution to Series A-4 preferred stock	1,288	1,737	2,107
Gain on disposition of assets, net	(26,356)	(23,406)	(16,075)
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities	440,687	385,615	320,119
Adjustments:
Transaction costs	—	—	9,801
Other acquisition related costs	1,146	1,001	2,810
(Gain) / loss on extinguishment of debt	16,505	1,190	4,676
Catastrophic weather related charges, net	1,737	92	8,352
Loss of earnings - catastrophic weather related	—	(292)	292
Other (income) / expense	(3,457)	6,453	(8,982)
Other adjustments	314	310	316
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities excluding certain items	$456,932	$394,369	$337,384

Weighted average common shares outstanding - basic	88,460	81,387	76,084
Weighted average common shares outstanding - fully diluted	92,817	86,141	80,996

FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities per share - fully diluted	$4.75	$4.48	$3.95
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities per share excluding certain items - fully diluted	$4.92	$4.58	$4.17

SUN COMMUNITIES	2020 - PROXY STATEMENT	76

The following table reconciles Net Income Attributable to Sun Communities, Inc. Common Stockholders to Recurring EBITDA (amounts in thousands):

	Year Ended December 31,
	2019	2018	2017
Net income attributable to Sun Communities, Inc., common stockholders	$160,265	$105,493	$65,021
Adjustments:
Depreciation and amortization	328,067	287,262	261,536
Loss on extinguishment of debt	16,505	1,190	4,676
Interest expense	137,851	134,250	131,585
Current tax expense	1,095	595	446
Deferred tax benefit	(222)	(507)	(582)
(Income) / loss from nonconsolidated affiliates	(1,374)	(790)	—
Less: Gain on dispositions of assets, net	(26,356)	(23,406)	(16,075)
EBITDAre	$615,831	$504,087	$446,607
Adjustments:
Catastrophic weather related charges, net	1,737	92	8,352
Remeasurement of marketable securities	(34,240)	3,639	—
Other (income) / expense , net	(3,457)	6,453	(8,982)
Preferred return to preferred OP units / equity	6,058	4,486	4,581
Amounts attributable to noncontrolling interests	9,768	8,443	5,055
Preferred stock distribution	1,288	1,736	7,162
Plus: Gain on dispositions of assets, net	26,356	23,406	16,075
Recurring EBITDA	$623,341	$552,342	$478,850

The following table reconciles Net Income Attributable to Sun Communities, Inc. Common Stockholders to Net Operating Income (amounts in thousands):

	Year Ended December 31,
	2019	2018	2017
Net income attributable to Sun Communities, Inc., common stockholders:	$160,265	$105,493	$65,021
Other revenues	(31,984)	(27,057)	(24,874)
Home selling expenses	14,690	15,722	12,457
General and administrative expenses	93,964	81,429	83,973
Catastrophic weather related charges, net	1,737	92	8,352
Depreciation and amortization	328,067	287,262	261,536
Loss on extinguishment of debt	16,505	1,190	4,676
Interest expense	137,851	134,250	131,585
Gain / (loss) on remeasurement of marketable securities	(34,240)	3,639	—
Other (income) / expense, net	(3,457)	6,453	(8,982)
Income from nonconsolidated affiliates	(1,374)	(790)	—
Current tax expense	1,095	595	446
Deferred tax (benefit) / expense	(222)	(507)	(582)
Preferred return to preferred OP units / equity	6,058	4,486	4,581
Amounts attributable to noncontrolling interests	9,768	8,443	5,055
Preferred stock distribution	1,288	1,736	7,162
NOI / Gross profit	$700,011	$622,436	$550,406

SUN COMMUNITIES	2020 - PROXY STATEMENT	77

	Year Ended December 31,
	2019	2018	2017
Real Property NOI	597,406	533,321	479,662
Home Sales NOI / Gross Profit	47,579	42,698	32,294
Rental Program NOI	104,382	95,968	92,222
Ancillary NOI / Gross Profit	19,449	16,064	10,061
Site rent from Rental Program (included in Real Property NOI)	(68,805)	(65,615)	(63,833)
NOI / Gross profit	$700,011	$622,436	$550,406

SUN COMMUNITIES	2020 - PROXY STATEMENT	78

SUN COMMUNITIES, INC.

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 21, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 21, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D07772-P31305 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SUN COMMUNITIES, INC.

The Board of Directors recommends you vote FOR the following:

Nominees:	For	Against	Abstain
1a. Gary A. Shiffman	☐	☐	☐
1b. Meghan G. Baivier	☐	☐	☐
1c. Stephanie W. Bergeron	☐	☐	☐
1d. Brian M. Hermelin	☐	☐	☐
1e. Ronald A. Klein	☐	☐	☐
1f. Clunet R. Lewis	☐	☐	☐
1g. Arthur A. Weiss	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2. To approve, by non-binding vote, executive compensation.	☐	☐	☐
3. To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.	☐	☐	☐

NOTE: The appointed proxies are authorized to vote upon all matters incidental to the conduct of the Annual Meeting and such other business as may properly come before the Annual Meeting in accordance with their best judgment.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement, Annual Report & 10-K Wrap are available at www.proxyvote.com.

D07773-P31305

SUN COMMUNITIES, INC.
Annual Meeting of Stockholders
May 22, 2020 2:00 PM EDT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Gary A. Shiffman and Karen J. Dearing, or either of them, as attorneys and proxies of the undersigned stockholder, with full power of substitution, to vote on behalf of the undersigned and in his or her name and stead, all shares of the common stock of Sun Communities, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Company's Annual Meeting of Stockholders to be held live via webcast at www.virtualshareholdermeeting.com/SUI2020 on Friday, May 22, 2020 at 2:00 p.m. EDT, and at any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side